Exhibit 10.1

CONFIDENTIAL - SUBJECT TO FRE 408

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE SUPPORT EFFECTIVE DATE ON THE TERMS DESCRIBED IN THIS RESTRUCTURING SUPPORT AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS RESTRUCTURING SUPPORT AGREEMENT IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES THERETO. ACCORDINGLY, THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTATION INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY SUCH TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTATION AND THE APPROVAL RIGHTS OF THE PARTIES HERETO AS SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTATION.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of October 7, 2020, is entered into by and among:

(i)    Pennsylvania Real Estate Investment Trust (“PREIT”), PREIT Associates, L.P. (“PREIT Associates”), PREIT-RUBIN, Inc. (“PREIT-RUBIN”), and each of the subsidiary guarantors and affiliates identified on the signature pages hereto (together with PREIT, PREIT Associates and PREIT-RUBIN, each a “Company Party” and collectively, the “Company”);

(ii)    Wells Fargo Bank, National Association, as Administrative Agent under the Credit Agreements and the Bridge Facility Credit Agreement (each as defined below) (the “Agent”); and

(iii)    each of the lenders identified on the signature pages hereto (together with each of their respective successors and permitted assigns under this Agreement, each, a “Consenting Lender” and, collectively, the “Consenting Lenders”).

The Company, the Agent, each Consenting Lender, and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof are referred herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties have engaged in good faith, arm’s length negotiations and have agreed to enter into certain transactions in furtherance of a restructuring of the Company’s indebtedness (the “Restructuring”), which is anticipated to be effected through either (i) an out-of-court restructuring on the terms set forth in the Out-of-Court Restructuring Term Sheet attached hereto as Exhibit A (the “Out-of-Court Restructuring Term Sheet” and the transactions contemplated thereby, the “Out-of-Court Transactions”) or (ii) a prepackaged plan of reorganization on the terms set forth in the Plan Term Sheet attached hereto as Exhibit B (the ”Plan Term Sheet” and the plan of reorganization described therein, the “Plan”), a solicitation of votes therefor (the “Solicitation”), and the commencement by the Company of voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, as of the date hereof, the Consenting Lenders hold, in the aggregate, approximately (i) 74.43933823% of the aggregate outstanding principal amount of the indebtedness under that certain Seven-Year Term Loan Agreement, dated as of January 8, 2014, by and among PREIT, PREIT Associates and PREIT-RUBIN, as Borrowers, each of the financial institutions from time to time party thereto (collectively, the “7-Year TL Lenders”), and the Agent (as amended through the date hereof, the “7-Year Term Loan Agreement”), (ii) 83.03571429% of the aggregate outstanding principal amount of the indebtedness under that certain Amended and Restated Credit Agreement, dated as of May 24, 2018, by and among PREIT, PREIT Associates and PREIT-RUBIN, as borrowers, each of the financial institutions from time to time party thereto (collectively, the “Revolver/TL Lenders”, and together with the 7-Year TL Lenders, collectively, the “Lenders”), and the Agent (as amended through the date hereof, the “Revolver/TL Credit Agreement”, and together with the 7-Year Term Loan Agreement, each a “Credit Agreement” and collectively, the “Credit Agreements”), and (iii) 100% of the aggregate outstanding principal amount of the indebtedness under that certain Credit Agreement, dated as of August 11, 2020, among the Borrowers and certain of the Lenders (as amended through the date hereof, the “Bridge Credit Agreement” and the credit facility issued thereunder, the “Bridge Credit Facility”);

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in the Out-of-Court Restructuring Term Sheet or, in the alternative, the Plan Term Sheet and hereunder; and

WHEREAS, the Parties have agreed to take certain actions in furtherance of the Restructuring on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Certain Definitions

As used in this Agreement, the following terms have the following meanings:

(a)    “Agent Advisors” means Agent Counsel and FTI Consulting, Inc., as financial advisor to the Agent.

(b)    “Agent Counsel” means Jones Day, as counsel to the Agent.

(c)    “Bridge Facility Indebtedness” means the indebtedness incurred by the Company under the Bridge Credit Agreement and any documents ancillary thereto.

(d)    “Claims” has the meaning set forth in section 101(5) of the Bankruptcy Code and shall include, for the avoidance of doubt, any claims arising from the Indebtedness, Bridge Facility Indebtedness or Derivative Transactions.

(e)    “Company Counsel” means DLA Piper LLP as counsel to the Company.

(f)    “Closing Date” means the date on which the Out-of-Court Transactions are consummated.

(g)    “Confirmation Order” means the order of the Bankruptcy Court approving the Disclosure Statement and confirming the Plan in the Chapter 11 Cases, which order will be in form and substance satisfactory to the Requisite Consenting Lenders, the Requisite Consenting Bridge Lenders and the Company.

(h)    “Derivative Transaction” means a “swap agreement” as defined in Section 101 of the Bankruptcy Code.

(i)    “Disclosure Statement” means the disclosure statement in respect of the Plan, including, without limitation, the ballots and all other exhibits and schedules thereto, as supplemented from time to time.

(j)    “Effective Date” means the date upon which all conditions to the effectiveness of the Plan have been satisfied or waived in accordance with the terms thereof and the Plan becomes effective.

(k)    “Exit Facility” means a $150 million first lien senior secured revolving credit facility, which shall include a $10 million letter of credit sub-facility, the proceeds of which shall be used to, among other things, repay the Bridge Facility on the Effective Date.

(l)    “Exit Facility Documents” means the credit agreement documenting the Exit Facility and any related security agreement, mortgages, deeds of trust, collateral agreement or other ancillary documents.

(m)    “Financing Orders” means, to the extent a debtor-in-possession financing is sought, (i) an interim order of the Bankruptcy Court authorizing the Company to enter into a debtor-in-possession financing facility on an interim basis, which shall be in form and substance acceptable to the agent and lenders under the debtor-in-possession financing facility and (ii) the final order of the Bankruptcy Court authorizing the Company to enter into the a debtor-in-possession financing facility, which shall be in form and substance acceptable to the agent and lenders under the debtor-in-possession financing facility.

(n)    “In-Court Definitive Documents” means, if the Plan Transactions are being pursued, (i) the Plan (including any ballots, supplements, or other material documents directly relating thereto not specified herein), (ii) the Disclosure Statement, (iii) the Financing Orders, to the extent a debtor-in-possession financing is sought, (iv) the motion seeking approval of the Financing Orders, (v) the Confirmation Order, (vi) the Exit Facility Documents, (vii) the Senior Term Loan Facility Documents, (viii) the Second Lien Term Loan Facility Documents and (ix) all first day pleadings or papers, in each of case (i), (ii), (iii), (iv), (v) and (ix), which are satisfactory in form and substance to the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders, and in each of case (vi), (vii) and (xiii), which are satisfactory in form and substance the Consenting Lenders holding at least two-thirds of the aggregate principal amount outstanding of the Indebtedness held by all Consenting Lenders and the Requisite Consenting Bridge Lenders.

(o)    “Indebtedness” means the indebtedness incurred by the Company under the Credit Agreements and any documents ancillary thereto.

(p)    “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Company Party, including all shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in any Company Party, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in a Company Party, whether or not transferable and whether fully vested or vesting in the future.

(q)    “Out-of-Court Definitive Documents” means, if the Out-of-Court Transactions are being pursued, (i) the Senior Term Loan Facility Documents, (ii) the Revolving Facility Documents, and (iii) the Second Lien Term Loan Facility Documents, in each case, which are satisfactory in form and substance to the Consenting Lenders holding at least two-thirds of the aggregate principal amount outstanding of the Indebtedness held by all Consenting Lenders and the Requisite Consenting Bridge Lenders.

(r)    “Outside Support Period Termination Date” means December 31, 2020.

(s)    “Petition Date” means the date on which the Company files with the Bankruptcy Court voluntary petitions for relief under chapter 11 of the Bankruptcy Code and any and all other documents necessary to commence the Chapter 11 Cases of the Company.

(t)    “Plan Transactions” means the restructuring transactions described in the Plan Term Sheet, which shall be effectuated pursuant to the Chapter 11 Cases.

(u)     “Requisite Consenting Bridge Lenders” means, as of the date of determination, Consenting Lenders holding at least a majority of the aggregate principal amount outstanding of the Bridge Facility Indebtedness held by all Consenting Lenders.

(v)    “Requisite Consenting Lenders” means, as of the date of determination, Consenting Lenders holding at least a majority of the aggregate principal amount outstanding of the Indebtedness held by all Consenting Lenders.

(w)    “Revolving Facility Documents” means the credit agreement documenting the Revolving Facility (as defined in the Out-of-Court Restructuring Term Sheet) and any related security agreement, mortgages, deeds of trust, collateral agreement or other ancillary document.

(x)    “Second Lien Term Loan Facility Documents” means the credit agreement documenting the Second Lien Term Loan Facility (as defined in the Plan Term Sheet and Out-of-Court Restructuring Term Sheet, as applicable) and any related security agreement, mortgages, deeds of trust, collateral agreement or other ancillary document.

(y)    “Securities Act” means the Securities Act of 1933, as amended.

(z)    “Senior Term Loan Facility Documents” means the credit agreement documenting the Senior Term Loan Facility (as defined in the Plan Term Sheet and Out-of-Court Restructuring Term Sheet, as applicable) and any related security agreement, mortgages, deeds of trust, collateral agreement or other ancillary document.

(aa)    “Solicitation Materials” means all solicitation materials in respect of the Plan together with the Disclosure Statement, which Solicitation Materials shall be in accordance with this Agreement and the In-Court Definitive Documents.

(bb)    “Support Effective Date” means the date on which:

(i)    counterpart signature pages to this Agreement shall have been executed and delivered by (A) the Company (B) the Agent and (C) Consenting Lenders holding (I) at least 66 2⁄3% in aggregate principal amount outstanding of the Indebtedness and (II) at least 66 2⁄3% in aggregate principal amount outstanding of the Bridge Facility Indebtedness, in accordance with Section 10;

(ii)    all of the reasonable and documented fees and expenses of the Agent Advisors (including any applicable local counsel) incurred and outstanding as of the day immediately prior to the Support Effective Date shall have been paid in full in cash (except as otherwise agreed by the applicable Agent Advisor) to the extent invoiced at least one (1) business day prior to the anticipated Support Effective Date; and

(cc)     “Support Period” means the period commencing on the Support Effective Date and ending on the earlier of the (i) date on which this Agreement is terminated in accordance with Section 5 hereof, (ii) Effective Date (in the event the Plan Transactions are consummated) or Closing Date (in the event the Out-of-Court Transactions are consummated), and (iii) the Outside Support Period Termination Date.

2.	Certain Interpretations

For purposes of this Agreement:

(a)    when a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule, respectively, of or attached to this Agreement unless otherwise indicated;

(b)    the headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement;

(c)    unless the context of this Agreement otherwise requires, (i) words using the singular or plural also include the plural or singular, respectively, (ii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (iii) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” (iv) the word “or” shall not be exclusive and shall be read to mean “and/or” and (v) any reference to dollars or “$” shall be to United States dollars;

(d)    capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; and

(e)    the Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

3.	Agreements of the Consenting Lenders

(a)    Each Consenting Lender agrees that, during the Support Period, such Consenting Lender shall:

(i)    support and take all commercially reasonable actions necessary or reasonably requested by the Company, Agent or any other Consenting Lender in order to facilitate the finalization, implementation and consummation of the Out-of-Court Transactions or Plan Transactions, as applicable, and refrain from taking any actions inconsistent with, and not fail or omit to take an action that is required by this Agreement, applicable law, or the In-Court Definitive Documents or Out-of-Court Definitive Documents, as applicable;

(ii)    give any notice, order, instruction or direction to the Agent necessary or appropriate to give effect to the Restructuring Transactions;

(iii)    not directly or indirectly object to, delay, impede, or take any other action that may reasonably be expected to interfere with the implementation and consummation of the Out-of-Court Transactions or Plan Transactions, including, for the avoidance of doubt and without limitation, declaring any default under the Credit Agreements or accelerating the Company’s obligations under the Credit Agreements, in each case, as a result of the Out-of-Court Transactions or Plan Transactions;

(iv)    not direct the Agent (or any successor thereto) to take any action inconsistent with such Consenting Lender’s or Agent’s obligations under this Agreement;

(v)    negotiate in good faith each of the In-Court Definitive Documents and Out-of-Court Definitive Documents, as applicable, and execute, deliver and perform thereunder to implement the Out-of-Court Transactions or Plan Transactions, as applicable;

(vi)    in the event the Out-of-Court Transactions are pursued, on the Closing Date (and thereafter on the terms provided in the Revolving Facility Documents), timely fund its pro rata share of the Revolving Facility (as defined in the Out-of-Court Restructuring Term Sheet);

(vii)    in the event the Chapter 11 Cases are pursued:

(1)    (A) timely vote or cause to be voted its Claims (including, without limitation, all claims arising under the Credit Agreements and Bridge Credit Agreement) that are solicited to accept the Plan by delivering its duly executed and completed ballot or ballots, as applicable, accepting the Plan on a timely basis, and (B) not change or withdraw such vote (or cause or direct such vote to be changed or withdrawn);

(2)    support and take all reasonable actions necessary or appropriate to implement and consummate the Exit Facility, including by exercising the Exit Facility Option (as defined in the Plan Term Sheet); provided that the Exit Facility Documents are in form and substance reasonably acceptable to the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders;

(3)    not file, or have filed, any motion, pleading, objection, complaint commencing an adversary proceeding or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is materially inconsistent with this Agreement or the Plan;

(4)    timely vote (or cause to be voted) its Claims against any plan, plan proposal, restructuring proposal, offer of dissolution, assignment for the benefit of creditors, winding up, liquidation, sale or disposition, reorganization, merger, business combination, joint venture, debt or equity financing or re-financing, recapitalization or other restructuring of the Company other than the Plan (each, an “Alternative Restructuring”); and

(5)    not directly or indirectly, through any person or entity (including, without limitation, any administrative agent or collateral agent), seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing or prosecution of any Alternative Restructuring or object to or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the Solicitation or the confirmation and consummation of the Plan and the consummation of the Restructuring.

(b)    Transfers. Each Consenting Lender agrees that, during the Support Period, such Consenting Lender shall not sell, transfer, loan, issue, pledge, hypothecate, assign, permit a participation in or otherwise dispose of (each, a “Transfer”), directly or indirectly, in whole or in part, any ownership (including any beneficial ownership, as this term is defined in the Rule 13d-3 under the Exchange Act) of its Claims or any option thereon or any right or interest therein or any other claims against or interests in the Company (including the grant of any proxy or the deposit of any Claims against or interests in the Company into a voting trust or the entry into a voting agreement with respect thereto), unless the transferee thereof either (i) is a Consenting Lender or (ii) prior to such Transfer, agrees in writing for the benefit of the Parties to become a Consenting Lender and to be bound by all of the terms of this Agreement applicable to Consenting Lenders (including with respect to any and all claims or interests it already may hold against or in the Company prior to such Transfer) by executing a joinder agreement, a form of which is attached hereto as Exhibit C (a “Joinder Agreement”), and delivering an executed copy thereof within two (2) business days of such execution, to (A) Company Counsel and (B) Agent Counsel, in which event (x) the transferee (including the Consenting Lender transferee, if applicable) shall be deemed to be a Consenting Lender hereunder and (y) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations.

(c)    Additional Claims or Interests. To the extent any Consenting Lender (i) acquires additional Indebtedness, Bridge Facility Indebtedness or other Claims, (ii) holds or acquires any other claims against the Company entitled to vote on the Plan (in the event the Plan Transactions are pursued), (iii) holds or acquires any Interests in the Company or (iv) Transfers any Claims, then, in each case, each such Consenting Lender shall promptly (in no event less than three (3) business days following such acquisition or transaction) notify Company Counsel and Agent Counsel of such transaction (including the aggregate principal amount of additional Claims acquired) in writing and each such Consenting Lender agrees with respect to (i) through (iii) above that such additional Indebtedness, Bridge Facility Indebtedness, Claims or other claims or Interests shall be subject to this Agreement (automatically and immediately upon acquisition by a Consenting Lender, regardless of when or whether notice of such acquisition is given to the Company), and that, for the duration of the Support Period, should the Company pursue the Chapter 11 Cases, such Consenting Lender shall vote (or cause to be voted) any such additional Claims or other claims or Interests entitled to vote on the Plan in a manner consistent with Section 3(a) hereof (and in the event the Solicitation has already commenced, no later than two (2) business days following the acquisition of such Claim, claims or Interests).

4.	Agreements of the Company

(a)    Covenants. The Company agrees that, during the Support Period, the Company shall (subject in all respects to its right to terminate pursuant to Section 5(c) in compliance with Section 4(e), herein):

(i)    negotiate in good faith each of the In-Court Definitive Documents and Out-of-Court Definitive Documents, as applicable, and execute, deliver and perform thereunder to implement the Out-of-Court Transactions or Plan Transactions, as applicable;

(ii)    use commercially reasonable efforts to obtain any and all required regulatory approvals for the Restructuring, if any;

(iii)    not take any action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the consummation of the Restructuring;

(iv)    not, directly or indirectly, through any person or entity, take any action that is materially inconsistent with, or that would reasonably be expected to prevent, interfere with, delay or impede, consummation of the Restructuring, including, to the extent the Plan Transactions are pursued, the Solicitation and the confirmation and consummation of the Plan;

(v)    to the extent that any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the transactions contemplated in this Agreement, negotiate in good faith appropriate and commercially reasonable additional or alternative provisions to address any such impediment, in consultation with the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders;

(vi)     maintain good standing under the laws of the state or other jurisdiction in which they are incorporated or organized;

(vii)    as soon as reasonably practicable, notify the Consenting Lenders in writing of any governmental or third-party complaints, litigations, investigations, or hearings (or communications indicating that the same may be contemplated or threatened), relating to or involving or otherwise affecting, in each case in any material respect, the Restructuring;

(viii)    if the Company Parties know of a material breach by any Company Party or any Consenting Lender of the obligations, representations, warranties, or covenants of the Company Parties as set forth in this Agreement, furnish prompt written notice (and in any event within one (1) business day of such actual knowledge) to the Consenting Lenders and, with respect to a material breach by any Company Party, promptly take all reasonable and practicable remedial action necessary to cure such material breach by any such Company Party;

(ix)    (A) pay in cash all reasonable and documented fees and out-of-pocket expenses for which invoices or receipts are furnished by Agent Advisors (including any applicable local counsel) incurred on and after the Support Effective Date from time to time, but in any event within seven (7) days of delivery to the Company of any applicable invoice or receipt and (B) on the Effective Date (in the event the Plan Transactions are consummated) or the Closing Date (in the event the Out-of-Court Transactions are consummated), pay in cash all reasonable and documented fees and out-of-pocket expenses of the Agent Advisors (including any applicable local counsel) incurred and outstanding in connection with the Restructuring;

(x)    to the extent the Plan Transactions are being pursued, deliver draft copies of all material motions or applications and other material documents related to the Plan Transactions that the Company intends to file with the Bankruptcy Court to Agent Counsel, at least two (2) business days prior to the date when the Company intends to file any such document (provided that if delivery of such document at least two (2) business days in advance is not reasonably practicable under the circumstances, such document shall be delivered as soon as otherwise practicable prior to filing) and shall consult in good faith with Agent Counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court;

(b)    Commencement of Solicitation. The Company hereby agrees that, unless the Out-of-Court Transactions have been consummated, no later than October 8, 2020 (the “Outside Solicitation Date”), the Company shall commence Solicitation.

(c)    Commencement of the Chapter 11 Cases. The Company further agrees that, as soon as reasonably practicable, but in no event later than ten (10) calendar days after the commencement of Solicitation, the Company shall commence the Chapter 11 Cases by filing voluntary petitions seeking relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court. In the event the Chapter 11 Cases are commenced, (i) the Company shall file the Plan along with the Disclosure Statement, each in form and substance reasonably satisfactory to the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders, on the Petition Date and (ii) the Company shall use its commercially reasonable efforts to obtain confirmation of the Plan as soon as reasonably practicable following the Petition Date in accordance with the Bankruptcy Code and on terms consistent with this Agreement, and each Consenting Lender shall use its commercially reasonable efforts to cooperate fully in connection therewith.

(d)    Actions of the Company during the Chapter 11 Cases. The Company agrees that during the Support Period, if the Solicitation and Chapter 11 Cases are commenced, the Company shall (subject in all respects to its right to terminate pursuant to Section 5(c) in compliance with Section 4(e), herein):

(i)    timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (A) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing the Chapter 11 Cases, (D) modifying or terminating the debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable, or (E) challenging the validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any portion of the Indebtedness, Bridge Facility Indebtedness, or asserting any other cause of action against and/or with respect or relating to such Claims or the prepetition liens securing such Claims; and

(ii)    not seek, solicit, or support any Alternative Restructuring, other than the Restructuring, or cause or allow any of their agents or representatives to solicit any Alternative Restructuring.

(e)    Fiduciary Duties. Notwithstanding anything to the contrary contained in this Agreement, until the entry of the Confirmation Order, nothing in this Agreement shall restrict the Company or any director or officer of the Company (in such person’s capacity as a director or officer) from considering or accepting any alternative transaction that the Company has determined in good faith (after consultation with its legal and financial advisors and the receipt of advice from each of them) (A) can be consummated on the terms proposed, taking into account all financial, regulatory, legal, and other aspects (including certainty of closing), (B) to the extent financing is required, involves financing that is then fully committed, and (C) is on terms more favorable to the Company than the transactions contemplated by this Agreement, if the failure to solicit or consummate such alternative transaction would reasonably be expected to (based on the written advice of the Company’s legal advisors) constitute a breach of the Company’s, the directors’, and the officers’ fiduciary duties under applicable law. Prior to the earlier of (x) making a public announcement regarding their intention to accept an Alternative Restructuring or (y) entering into a definitive agreement with respect to an Alternative Restructuring, the Company shall have terminated this Agreement pursuant to Section 5(c). The Company shall, to the extent practicable and consistent with their fiduciary duties, give Agent Counsel not less than three (3) business days’ prior written notice before exercising such termination right in accordance with this Agreement. At all times prior to the date on which the Company enters into a definitive agreement in respect of such an Alternative Restructuring or makes a public announcement regarding its intention to do so, the Company shall provide to Agent Counsel a copy of any written offer or proposal (and notice and a description of any oral offer or proposal) for such Alternative Restructuring within two (2) calendar days of the Company or its advisors’ receipt of such offer or proposal. No action or inaction pursuant to this Section 4(e) shall be deemed to constitute a breach of this Agreement.

(f)    Automatic Stay. The Company acknowledges and agrees and shall not dispute that after the commencement of the Chapter 11 Cases, the giving of notice of default or termination of this Agreement by any Party pursuant to this Agreement or the exercising or any rights under this Agreement by any Party shall not be a violation of the automatic stay under section 362 of the Bankruptcy Code (and the Company hereby waives, to the fullest extent permitted by law, the applicability of the automatic stay to the giving of such notice); provided that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of default or termination or the exercising of any rights was not proper under the terms of this Agreement.

5.	Termination of Agreement

(a)    This Agreement shall terminate three (3) business days following the delivery of notice, delivered in accordance with Section 21 hereof, from the Requisite Consenting Lenders or the Requisite Consenting Bridge Lenders to the other Parties at any time after and during the continuance of any Lender Termination Event. In addition, this Agreement shall terminate three (3) business days following the delivery of notice, delivered in accordance with Section 21 hereof, from the Company to the other Parties at any time after the occurrence and during the continuance of any Company Termination Event (defined below). No Party may exercise any of its respective termination rights as set forth herein if (i) such Party is in breach of this Agreement (unless such failure to perform or comply arises as a result of another Party’s actions or inactions), (ii) such breach has caused, or resulted in, the occurrence of a Lender Termination Event or Company Termination Event (as applicable), and (iii) such breach is continuing when such Party seeks to exercise any of its respective termination rights. In addition, this Agreement shall terminate automatically on the Effective Date or Closing Date (as applicable).

(b)    A “Lender Termination Event” shall mean any of the following:

(i)    the material breach by the Company of any of the undertakings, representations, warranties or covenants of the Company set forth herein which remains uncured for a period of five (5) business days after the receipt of written notice and a description of such breach pursuant to Sections 5(a) and 21 hereof (as applicable);

(ii)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order, enjoining or reasonably expected to prevent the consummation of or render illegal the Restructuring, that remains in effect for ten (10) business days after such issuance; provided, however, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of this Agreement;

(iii)    any Out-of-Court Definitive Document or In-Court Definitive Document (as applicable) is either (I) materially inconsistent with the material terms of (A) this Agreement, (B) the Out-of-Court Restructuring Term Sheet or (C) the Plan Term Sheet or (II) not in form and substance satisfactory to the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders;

(iv)    In the event that the Out-of-Court Transactions are pursued, if as of 11:59 p.m. (prevailing Eastern Time) on October 31, 2020, or such later date determined by the Requisite Consenting Lenders, and the Requisite Consenting Bridge Lenders, the Closing Date has not occurred;

(v)    the entry by the Company into any material non-ordinary course transaction or payment by the Company of any material non-ordinary course payment in either case inconsistent with this Agreement or the Plan;

(vi)    the Company terminates its obligations under and in accordance with Section 5(c) of this Agreement; and

(vii)    In the event the Plan Transactions are pursued (and subject in all respects to its right to terminate pursuant to Section 5(c) in compliance with Section 4(e), herein):

(1)    if, as of 11:59 p.m. (prevailing Eastern Time) on the Outside Solicitation Date, the Company has not commenced the Solicitation;

(2)    if, as of 11:59 p.m. (prevailing Eastern Time) on the date that is 14 calendar days after the date Solicitation was commenced, the Chapter 11 Cases have not been filed;

(3)    if, as of 11:59 p.m. (prevailing Eastern Time) on the date that is three business days after the Petition Date, the Financing Order has not been entered by the Bankruptcy Court on an interim basis;

(4)    if, as of 11:59 p.m. (prevailing Eastern Time) on the date that is 28 days after the Petition Date, the Financing Order has not been entered by the Bankruptcy Court on a final basis;

(5)    if, as of 11:59 p.m. (prevailing Eastern Time) on the date that is 30 days after the Petition Date, the Confirmation Order has not been entered by the Bankruptcy Court;

(6)    if, as of 11:59 p.m. (prevailing Eastern Time) on the date that is 35 days after the Petition Date, the Effective Date has not occurred;

(7)    the Company withdraws the Plan or Disclosure Statement, or the Company files any motion or pleading with the Bankruptcy Court that is materially inconsistent with this Agreement or the Plan and such motion or pleading has not been withdrawn prior to the earlier of (A) five (5) business days after the Company receives written notice from the Requisite Consenting Lenders or the Requisite Consenting Bridge Lenders that such motion or pleading is materially inconsistent with this Agreement or the Plan and (B) entry of an order of the Bankruptcy Court approving such motion or pleading;

(8)    the Company files any motion for the (A) conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (B) appointment of an examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or a trustee or receiver in one or more of the Chapter 11 Cases, or (C) dismissal of one or more of the Chapter 11 Cases;

(9)    the Bankruptcy Court enters an order (A) directing the appointment of a trustee in the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases (D) appointment of an examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or a trustee or receiver in one or more of the Chapter 11 Cases, or (E) invalidating or otherwise holding that this Agreement or material term thereof is unenforceable.;

(10)    the Company (A) files any motion seeking to avoid, disallow, subordinate, or recharacterize any Indebtedness and/or the Bridge Facility Indebtedness or (B) shall have affirmatively supported any application, adversary proceeding, or cause of action referred to in the immediately preceding clause (A) filed by a third party, or expressly consents to the standing of any such third party to bring such application, adversary proceeding or cause of action;

(11)    the Bankruptcy Court grants relief that (A) is inconsistent with this Agreement in any material respect or (B) would, or would reasonably be expected to, materially frustrate the purposes of this Agreement, including by preventing the consummation of the Plan Transactions, unless the Company has sought a stay of such relief within five business days after the date of such issuance, and such order is stayed, reversed, or vacated within fifteen business days after the date of such issuance;

(12)    the Company files, propounds, or otherwise supports any plan of reorganization other than the Plan or any other Alternative Restructuring;

(13)    on the date that an order is entered by the Bankruptcy Court or a court of competent jurisdiction denying confirmation of the Plan or refusing to approve the Disclosure Statement;

(14)    the Company loses the exclusive right to file a Plan;

(15)    any Company Party (A) amending, or modifying, or filing a pleading seeking authority to amend or modify, any In-Court Definitive Document in a manner that is materially inconsistent with this Agreement; (B) suspending or revoking the Plan Transactions; or (C) publicly announcing its intention to take any such action listed in the foregoing clauses (A) and (B) of this subsection;

(16)    any Company Party filing any motion or application seeking authority to sell any assets having a fair market value in excess of $1 million without the prior written consent of the Requisite Consenting Creditors and the Requisite Consenting Bridge Lenders;

(17)    entry of an order granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code authorizing any party to proceed against any material asset of the Company or that would materially and adversely affect the Company’s ability to operate its businesses in the ordinary course;

(18)    the entry of any order authorizing the use of cash collateral of the Consenting Bridge Lenders or the entry into a financing arrangement that is not in the form of the Financing Orders or otherwise consented to by the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders;

(19)    if (A) any of the Financing Orders are reversed, stayed, dismissed, vacated, reconsidered, modified, or amended without the consent of the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders or (B) a motion for reconsideration, reargument, or rehearing with respect to any such order has been filed and the Company has failed to object timely to such motion; and

(20)    if (A) the Confirmation Order is reversed, stayed, dismissed, vacated, reconsidered, modified, or amended without the consent of the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders or (B) a motion for reconsideration, reargument, or rehearing with respect to any such order has been filed and the Company has failed to timely object to such motion.

(c)    A “Company Termination Event” shall mean any of the following:

(i)    the breach by one or more of the Consenting Lenders of any of the undertakings, representations, warranties or covenants of the applicable Consenting Lenders set forth herein in any material respect which remains uncured for a period of five (5) business days after the receipt of written notice of such breach pursuant to Sections 7(a)

and 21 hereof (as applicable), but only if the remaining non-breaching Consenting Lenders do not hold at least 66 2⁄3% of the aggregate principal amount of Claims arising from the Indebtedness and Bridge Facility Indebtedness;

(ii)    subject to the terms and provisions of Section 4(e), herein, the board of directors, trustees, managers, members or partners (or comparable governing body), as applicable, of any Company Party pursues an Alternative Transaction;

(iii)    if the Plan Transactions are being pursued and, as of 11:59 p.m. prevailing Eastern Time on October 31, 2020, the Exit Facility Documents are not agreed upon by the Parties.

(iv)    if, as of 11:59 p.m. prevailing Eastern Time on December 31, 2020, the Closing Date or Effective Date shall not have occurred;

(v)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Plan or the Restructuring, and such ruling, judgment or order has not been stayed, reversed or vacated within ten (10) business days after such issuance;

(vi)    any Consenting Lender terminating its obligations under and in accordance with Section 5(b) of this Agreement, but only if the remaining Consenting Lenders do not hold more than 66 2⁄3% of the aggregate principal amount of Claims arising from each of the Indebtedness and Bridge Facility Indebtedness; or

(vii)    in the event the Chapter 11 Cases have been filed, the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers or a trustee in the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases or (D) invalidating or otherwise holding that this Agreement or material term thereof is unenforceable.

(d)    Mutual Termination. This Agreement may be terminated by mutual agreement of the Company, the Requisite Consenting Bridge Lenders and the Requisite Consenting Lenders upon the receipt of written notice delivered in accordance with Section 21 hereof.

(e)    Effect of Termination. Upon the termination of this Agreement in accordance with this Section 5, and except as provided in Section 13 hereof, this Agreement shall forthwith become void and of no further force or effect and each Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law; provided, however, that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination. For the avoidance of doubt, nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Lenders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before the date of such termination. Upon a termination of this Agreement, each Consenting Lender may, upon written notice to the Company and the other Parties, revoke its vote or any consents given prior to such termination, whereupon any such vote or consent shall be deemed, for all purposes, to be null and void ab initio and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring and this Agreement. If this Agreement has been terminated as to any Consenting Lender in accordance with Section 5 hereof at a time when permission of the Bankruptcy Court shall be required for a change or withdrawal (or cause to change or withdraw) of its vote to accept the Plan, the Company shall not oppose any attempt by such Consenting Lender to change or withdraw (or cause to change or withdraw) such vote at such time.

(f)    Individual Termination. Any Consenting Lender may terminate this Agreement as to itself only, upon written notice to the other Parties in accordance with Section 21 hereof, in the event that: (i) such Consenting Lender has transferred all (but not less than all) of its Claim, in accordance with Section 3(b) of this Agreement (such termination shall be effective on the date on which such Consenting Lender has effected such transfer, satisfied the requirements of Section 3(b) and provided the written notice required), or (ii) this Agreement or the Plan Term Sheet or Out-of-Court Restructuring Term Sheet is amended without its consent in such a way as to alter any of the material terms hereof in a manner that is disproportionately adverse to such Consenting Lender as compared to similarly situated Consenting Lender by giving ten (10) business days’ written notice to the other Parties in accordance with Section 21; provided, that such written notice shall be given by the applicable Consenting Lender within five (5) business days of such amendment, filing, or execution.

6.	Definitive Documents; Good Faith Cooperation; Further Assurances

(a)    Each Party, severally and not jointly, hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall exercise commercially reasonable efforts with respect to the pursuit, approval, negotiation, execution, delivery, implementation and consummation of the Restructuring, as well as the negotiation, drafting, execution and delivery of the Out-of-Court Definitive Documents and In-Court Definitive Documents (as applicable) which will, after the Support Effective Date, remain subject to negotiation, including any motions or orders related thereto, and shall, upon completion, contain terms, conditions, representations, warranties and covenants consistent in all material respects with the terms of this Agreement (including the Exhibits and Schedules) and be in form and substance satisfactory to the Company, the Requisite Consenting Bridge Lenders and the Requisite Consenting Lenders.

(b)    Subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings, and shall, subject to the Company’s right to terminate pursuant to Section 5(c) due to its “fiduciary out” pursuant to Section 4(e) of this Agreement, refrain from taking any action that would frustrate the purposes and intent of this Agreement.

(c)    The Company shall provide to the Agent Advisors, and shall direct its employees, officers, advisors, and other representatives to provide the Agent Advisors, (i) reasonable access (without any material disruption to the conduct of the Company’s businesses and upon reasonable prior notice) during normal business hours to (A) the Company’s books and records and (B) the management and advisors of the Company; and (ii) reasonable responses to all reasonable diligence requests, in each case, for the purposes of evaluating the Company’s assets, liabilities, operations, businesses, finances, strategies, prospects and affairs or entry into the Out-of-Court Transactions or Plan Transactions.

7.	Representations and Warranties

(a)    Each Party, severally and not jointly, represents and warrants to the other Parties that the following statements are true and correct as of the date hereof (or as of the date a Consenting Lender becomes a party hereto):

(i)    such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(ii)    the execution, delivery and performance by such Party of this Agreement does not and will not (A) violate any material provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (B) conflict in material way with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party except, in the case of the Company, for the filing of the Chapter 11 Cases to the extent the Plan Transactions are being pursued;

(iii)    the execution, delivery and performance by such Party of this Agreement does not and will not require any material registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except such (i) filings as may be necessary or required by the U.S. Securities and Exchange Commission or other securities regulatory authorities under applicable securities laws or (ii) approval as may be necessary or required by the Bankruptcy Court pursuant to the Bankruptcy Code in connection with the effectuation of the Plan Transactions;

(iv)    this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court (to the extent the Company commences the Chapter 11 Cases); and

(v)    it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement.

(b)    Each Consenting Lender severally (and not jointly) represents and warrants to the Company that, as of the date hereof (or as of the date such Consenting Lender becomes a party hereto), such Consenting Lender (i) is the beneficial owner of the principal amount of the Indebtedness and Bridge Facility Indebtedness set forth on its signature page hereto (or below its name on the signature page of a Joinder Agreement for any Consenting Lender that becomes a party hereto after the date hereof) and does not beneficially own any other indebtedness, (ii) has, with respect to the beneficial owners of such Indebtedness or Bridge Facility Indebtedness, (A) sole investment or voting discretion with respect thereto, (B) full power and authority to vote on and consent to matters concerning such Indebtedness, or Bridge Facility Indebtedness or to exchange, assign and transfer such Indebtedness or Bridge Facility Indebtedness, and (C) full power and authority to bind or act on the behalf of, such beneficial owners, and (iii) otherwise holds Claims that are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind that would adversely affect in any way such Consenting Lender’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed.

(c)    Each Consenting Lender severally (and not jointly) makes the representations and warranties, in each case, to the other Parties that it (i) is (A) a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act, (B) a non-US person participating in the offering outside the United States in reliance on Regulation S under the Securities Act or (C) an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act, (ii) understands that if it is to acquire any securities, as defined in the Securities Act, pursuant to the Restructuring, such securities have not been registered under the Securities Act and that such securities are, to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon such Consenting Lender’s representations contained in this Agreement and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available, (iii) has such knowledge and experience in financial and business matters that such Consenting Lender is capable of evaluating the merits and risks of the securities to be acquired by it (if any) pursuant to the Restructuring and understands and is able to bear any economic risks with such investment and (iv) has made its own analysis and decision to enter into this Agreement.

8.	Disclosure; Publicity

The Company shall deliver drafts of any press releases that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms hereof to the Consenting Lenders and Agent Advisors at least one (1) business day prior to making any such disclosure. Except as required by applicable law or otherwise permitted under the terms of any other agreement between the Company and any Consenting Lender, no Party or its advisors shall disclose to any person (including, for the avoidance of doubt, any other Party), other than advisors to the Company, the principal amount or percentage of any Indebtedness, or Bridge Facility Indebtedness or any other Claims against, or Interests in, the Company held by any Consenting

Lender, in each case, without such Consenting Lender’s consent; provided, however, that (i) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Consenting Lender a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the relevant Consenting Lender) and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Indebtedness, or Bridge Facility Indebtedness held by all the Consenting Lenders, collectively. Any public filing of this Agreement, with the Bankruptcy Court or otherwise, and any version of this Agreement shared with Consenting Lenders generally, shall omit the Indebtedness, and Bridge Facility Indebtedness holdings of each individual Consenting Lender as set forth on such Consenting Lender’s signature page hereto or shall include such signature page only in redacted form with respect to the Indebtedness, and Bridge Facility Indebtedness holdings of each Consenting Lender (provided that the Indebtedness, and Bridge Facility Indebtedness holdings on such signature page(s) may be filed in unredacted form with the Bankruptcy Court under seal).

9.	Amendments and Waivers

(a)    Other than as set forth in Section 9(b), this Agreement, including any exhibits or schedules hereto, may not be modified, amended or supplemented or the performance of any obligation thereunder waived except with the written consent of the Company, the Requisite Consenting Bridge Lenders and the Requisite Consenting Lenders;

(b)    Notwithstanding Section 9(a):

(i)    any waiver, modification, amendment or supplement to this Section 9 shall require the written consent of all of the Parties;

(ii)    any modification, amendment or change to the definition of “Requisite Consenting Lenders” shall require the written consent of each Consenting Lender;

(iii)    any modification, amendment or change to the definition of “Requisite Consenting Bridge Lenders” shall require the written consent of each Consenting Lender that holds Bridge Facility Indebtedness;

(iv)    any change, modification or amendment to this Agreement or the Plan that treats or affects any Consenting Lender in a manner that is materially and adversely disproportionate, on an economic basis, to the manner in which any of the other Consenting Lenders are treated (after taking into account each of the Consenting Lenders’ respective Claims and Interests (as in effect on the date hereof)) shall require the written consent of such materially adversely and disproportionately affected Consenting Lender.

(v)    Any modification, amendment or change to the Outside Support Period Termination Date shall require the written consent of each Consenting Lender; and

(vi)    Any material modification, amendment or change to the terms of the Out-of-Court Restructuring Term Sheet or the Plan Term Sheet shall require the written consent of each Consenting Lender. For the avoidance of doubt, a material modification, amendment or change shall include, without limitation, any modification, amendment or change to the term or amount of the Revolving Exit Facility or the Revolving Facility.

(c)    In the event that a materially adversely and disproportionately affected Consenting Lender (“Non-Consenting Lender”) does not consent to a waiver, change, modification or amendment to this Agreement requiring the consent of such Non-Consenting Lender, but such waiver, change, modification or amendment receives the consent of Consenting Lenders owning at least 66 2⁄3% of the outstanding Indebtedness, and Bridge Facility Indebtedness (as applicable), this Agreement shall be deemed to have been terminated only as to such Non-Consenting Lender, but this Agreement shall continue in full force and effect in respect to all other Consenting Lenders.

(d)    Any proposed modification, amendment, waiver or supplement that does not comply with this Section 9 shall be ineffective and void ab initio.

10.	Effectiveness

This Agreement shall become effective and binding upon each Party on the Support Effective Date; provided, however, that (a) signature pages executed by Consenting Lenders shall be delivered to other Consenting Lenders in a form that does not contain the details of the Consenting Lenders’ holdings and (b) the amount of Indebtedness, and Bridge Facility Indebtedness held by each Consenting Lender, as set forth on such Consenting Lender’s signature page hereto, which shall be delivered to Agent Counsel and Company Counsel on behalf of the Company, shall be kept strictly confidential by the Company (and to be held by Company Counsel on a professionals’ eyes only basis); provided, however, that the Company may disclose publicly the aggregate principal amount of Indebtedness, and Bridge Facility Indebtedness set forth on the signature pages hereto.

11.	GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL

(a)    This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York applicable to contracts made and to be performed in such state, without giving effect to the conflict of laws principles thereof.

(b)    Each of the Parties irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns shall be brought and determined in any federal or state court in Delaware (“DE Courts”) and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement or the Out-of-Court Transactions or Plan Transactions. Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the DE Courts other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any DE Courts. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding arising out of or relating to this Agreement or the Restructuring, (i) any claim that it is not personally subject to the jurisdiction of the DE Courts for any reason,

(ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the proceeding in any such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing consent to jurisdiction in DE Courts, upon the commencement of the Chapter 11 Cases, each Party hereby agrees that, if the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or in connection with this Agreement. Each Party further agrees that it shall bring any action or proceeding contemplated by this Section 11(b) in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (i) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (ii) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (iii) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.

(c)    EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

12.	Specific Performance/Remedies

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder. Each Party also agrees that it will not seek, and will waive any requirement for, the securing or posting of a bond in connection with any Party seeking or obtaining such relief.

13.	Survival

Notwithstanding the termination of this Agreement pursuant to Section 5 hereof, the agreements and obligations of the Parties in this Section 13 and Sections 5(e), 11, 12, 14, 15, 16, 17, 18, 19 and 23 hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided, however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

14.	Successors and Assigns; No Third-Party Beneficiaries

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, however, that, during the Support Period, nothing contained in this Section 14 shall be deemed to permit Transfers of the Indebtedness, or Bridge Facility Indebtedness or claims arising under the Indebtedness, or Bridge Facility Indebtedness other than in accordance with the express terms of this Agreement. Unless expressly stated herein, there are no third-party beneficiaries under this Agreement.

15.	Severability; Several Obligations

If any provision of this Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

16.	Relationship Among Parties

Notwithstanding anything herein to the contrary, (i) the duties and obligations of the Parties under this Agreement shall be several, not joint and several; (ii) no Party shall have any responsibility by virtue of this Agreement for any trading by any other entity; (iii) no prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement; (iv) the Parties hereto acknowledge that this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company Parties and the Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended; (v) none of the Consenting Lenders shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, the Company Parties or any of the Company Parties’ other lenders or stakeholders, including as a result of this Agreement or the transactions contemplated herein or in any exhibit hereto; and (vi) no action taken by any Party pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Parties are in any way acting in concert or as a “group.”

17.	Trading Wall

The Parties understand that the Consenting Lenders are engaged in a wide range of financial services and businesses. In furtherance of the foregoing, the Parties acknowledge and agree that, to the extent a Consenting Lender expressly indicates on its signature page hereto that it is executing this Agreement on behalf of specific trading desk(s) and/or business group(s) of the Consenting Lender, the obligations set forth in this Agreement shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk or business group of the Consenting Lender so long as they are not acting at the direction or for the benefit of such Consenting Lender or such Consenting Lender’s investment in the Company; provided, that the foregoing shall not diminish or otherwise affect the obligations and liability therefor of any legal entity that (i) executes this Agreement or (ii) on whose behalf this Agreement is executed by a Consenting Lender.

18.	Administrative Agent

Except to the extent required by the terms of the Credit Agreements or applicable law, the Agent shall be permitted to exercise its duties and obligations under the Credit Agreements, and Bridge Credit Agreement in accordance with this Agreement. The Agent shall grant or withhold any consent or approval under this Agreement in accordance with the directions of the Required Lenders (as defined in each of the Credit Agreements, and Bridge Credit Agreement) under and in accordance with the Credit Agreements, and Bridge Credit Agreement as applicable, and each Consenting Lender shall act reasonably in so instructing the Agent; provided that, subject to its obligations under this Agreement, the Agent may grant or withhold its consent or approval without such instructions to the extent that the same shall affect the rights or liabilities of the Agent.

19.	Prior Negotiations; Entire Agreement

This Agreement, including the exhibits and schedules hereto (including the Plan Term Sheet and Out-of-Court Restructuring Term Sheet), constitutes the entire agreement of the Parties and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and each Consenting Lender shall continue in full force and effect solely with respect to any then-continuing obligations thereunder.

20.	Reservation of Rights; No Admission

(a)    Except as expressly provided in this Agreement or the Out-of-Court Restructuring Term Sheet or Plan Term Sheet, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of any Party to protect and preserve its rights, remedies and interests, including its claims against any of the other Parties (or their respective affiliates or subsidiaries).

(b)    Without limiting clause (a) of this Section 19 in any way, if the Out-of-Court Transactions or Plan Transactions are not consummated, or if this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims and defenses, and the Parties expressly reserve any and all of their respective rights, remedies, claims and defenses. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement, the Plan, and any related document shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

21.	Counterparts

This Agreement may be executed and delivered in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by electronic mail or otherwise, which shall be deemed to be an original for the purposes of this paragraph.

22.	Notices

All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier or by registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

(1)    If to the Company, to:

PREIT Associates, L.P.

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Attention: Andrew Ioannou

Telephone:     (215) 875-0700

Telecopy:       (215) 546-7311

With a copy to:

PREIT Associates, L.P.

2005 Martket Street, Suite 1000

Philadelphia, PA 19103

Attention: Lisa Most

Telephone:     (215) 875-0700

Telecopy:       (215) 546-7311

and

DLA Piper LLP (US)

444 West Lake Street, Suite 900

Chicago, IL 60606

Attn: Richard Chesley

         Daniel Simon

         Oksana Koltko Rosaluk

Richard.Chesley@us.dlapiper.com

Daniel.Simon@us.dlapiper.com

Oksana.Koltko@us.dlapiper.com

(2)    If to the Agent, to:

Wells Fargo Bank, National Association

10 South Wacker Drive, 32nd Floor

Chicago, IL 60606

Attention: Brandon Barry

Telecopy: (312) 782-0969

with copies to:

Wells Fargo Bank, National Association

10 South Wacker Drive, 32nd Floor

Chicago, IL 60606

Attention: Karen Turnbull Skutt

Telephone: (312) 269-4809

Telecopy: (312) 782-0969

Wells Fargo Bank, National Association

600 South 4th Street, 9th Floor

Minneapolis, MN 55415

MAC N9300-091

Attention: Anthony J. Gangelhoff

Telephone: (612) 316-0109

Telecopy: (877) 410-5023

and

Jones Day

250 Vesey Street

New York, NY 10281

Attn: Ben Rosenblum

         Stacey Corr-Irvine

brosenblum@jonesday.com

scorrirvine@jonesday.com

(3) If to a Consenting Lender, or a transferee thereof, to the addresses set forth below following the Consenting Lender’s signature (or as directed by any transferee thereof), as the case may be.

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by electronic mail shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.

23.	No Solicitation

This Agreement is not and shall not be deemed to be a solicitation for votes in favor of the Plan in the Chapter 11 Cases from the Consenting Lenders. In the event the Plan Transactions are pursued, the acceptances of the Consenting Lenders with respect to the Plan will not be solicited until such Consenting Lenders have received the Solicitation Materials.

24.	Independent Due Diligence; Adequate Information; Counsel Representation

Each Party acknowledges and confirms that (i) its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of the Company, (ii) it has had an opportunity to receive adequate information from the Company and (iii) it has been represented by counsel in connection with this

Agreement and the transactions contemplated hereby, and therefore any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

25.	Other Support Agreements

During the Support Period, no Company Party shall enter into any other restructuring support agreement related to a partial or total restructuring of the Company unless such support agreement is consistent in all respects with the Plan Term Sheet or Out-of-Court Restructuring Term Sheet and is acceptable to the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders.

26.	Other Agents

For the avoidance of doubt, nothing herein shall bind U.S. Bank National Association in its capacity as agent under that certain Loan Agreement dated April 8, 2016, as amended, by and between PR Woodland Limited Partnership, U.S. Bank National Association, as administrative agent, and certain lenders.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

“COMPANY PARTIES”

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust,
its general partner

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

PREIT-RUBIN, INC.

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signatures Continue on Following Page]

Signature Page to Restructuring Support Agreement

PR CHERRY HILL OFFICE GP, LLC
By:	PREIT Associates, L.P., sole member
BALA CYNWYD ASSOCIATES, L.P.
By:	PR Cherry Hill Office GP, LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR MOORESTOWN ANCHOR-M, LLC
By:	PREIT Associates, L.P., sole member
PR MOORESTOWN LLC
By:	PREIT Associates, L.P., sole member
PR MOORESTOWN LIMITED PARTNERSHIP
By:	PR Moorestown LLC, general partner
	By:	PREIT Associates, L.P., sole member
MOORESTOWN MALL LLC
By:	PR Moorestown Limited Partnership, sole member
	By:	PR Moorestown LLC, general partner
		By:	PREIT Associates, L.P., sole member
PLYMOUTH GROUND ASSOCIATES LLC
By:	PREIT Associates, L.P., sole member
PLYMOUTH GROUND ASSOCIATES LP
By:	Plymouth Ground Associates LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR AEKI PLYMOUTH LLC
By:	PREIT Associates, L.P., sole member
PR AEKI PLYMOUTH, L.P.
By:	PR AEKI Plymouth LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR BVM, LLC
By:	PREIT Associates, L.P., sole member
PR CUMBERLAND OUTPARCEL LLC
By:	PREIT Associates, L.P., sole member
PR VALLEY VIEW OP-DSG/CEC, LLC
By:	PREIT Associates, L.P., sole member
PR MOORESTOWN ANCHOR-L&T, LLC
By:	PREIT Associates, L.P., sole member

By:	Pennsylvania Real Estate Investment Trust, general partner

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signatures Continued on Next Page]

Signature Page to Restructuring Support Agreement

PR EXTON LLC
By:	PREIT Associates, L.P., sole member
PR EXTON LIMITED PARTNERSHIP
By:	PR Exton LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR EXTON OUTPARCEL GP, LLC
By:	PREIT Associates, L.P., sole member
PR EXTON OUTPARCEL HOLDINGS, LP
By:	PR Exton Outparcel GP, LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR EXTON OUTPARCEL LIMITED PARTNERSHIP
By:	PR Exton Outparcel GP, LLC, general partner
	By:	PREIT Associates, L.P., sole member
XGP LLC
By:	PR Exton Limited Partnership, sole member
	By:	PR Exton LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR EXTON SQUARE PROPERTY L.P.
By:	XGP LLC, general partner
	By:	PR Exton Limited Partnership, sole member
		By:	PR Exton LLC, general partner
			By:	PREIT Associates, L.P., sole member
PR FIN DELAWARE, LLC
By:	PREIT Associates, L.P., sole member
PR FINANCING II LLC
By:	PREIT Associates, L.P., sole member
PR FINANCING I LLC
By:	PREIT Associates, L.P., member and
	By:	PR Financing II LLC, member
		By:	PREIT Associates, L.P., sole member
PR FINANCING LIMITED PARTNERSHIP,
By:	PR Financing I LLC, general partner
	By:	PREIT Associates, L.P., member and
	By:	PR Financing II, LLC, member
		By:	PREIT Associates, L.P., sole member

By:	Pennsylvania Real Estate Investment Trust, general partner

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signatures Continued on Next Page]

Signature Page to Restructuring Support Agreement

PR GAINESVILLE LLC
By:	PREIT Associates, L.P., sole member
PR GAINESVILLE LIMITED PARTNERSHIP
By:	PR Gainesville LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR GV LLC
By:	PREIT Associates, L.P., sole member
PR GV LP
By:	PR GV LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR PRINCE GEORGE’S PLAZA LCC
By:	PREIT Associates, L.P., sole member
PR HYATTSVILLE LLC
By:	PR Prince George’s Plaza LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR JK LLC
By:	PREIT Associates, L.P., sole member
PR JACKSONVILLE LLC
By:	PREIT Associates, L.P. member and
	By:	PR JK LLC, member
By: PREIT Associates, L.P., sole member
PR JACKSONVILLE LIMITED PARTNERSHIP
By:	PR Jacksonville LLC, general partner
	By:	PREIT Associates, L.P., member and
		By:	PR JK LLC, member
			By:	PREIT Associates, sole member
PR MAGNOLIA LLC
By:	PREIT Associates, L.P., sole member
PR VALLEY ANCHOR-S, LLC
By:	PREIT Associates, L.P., sole member
PR WOODLAND ANCHOR-S, LLC
By:	PREIT Services, LLC, manager
	By:	PREIT Associates, L.P., sole member

By:	Pennsylvania Real Estate Investment Trust, general partner

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signatures Continued on Next Page]

Signature Page to Restructuring Support Agreement

PR PLYMOUTH ANCHOR-M, LLC
By:	PREIT Associates, L.P., sole member
PR PLYMOUTH ANCHOR-M, L.P.
By:	PR Plymouth Anchor-M, LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR PM PC ASSOCIATES LLC
By:	PREIT Services, LLC, non-member manager
	By:	PREIT Associates, L.P., sole member
PR PLYMOUTH MEETING ASSOCIATES PC LP
By:	PR PM PC Associates LLC, general partner
	By:	PREIT Services, LLC, non-member manager
		By:	PREIT Associates, L.P., sole member
PR PLYMOUTH MEETING LLC
By:	PREIT Associates, L.P., sole member
PR PLYMOUTH MEETING LIMITED PARTNERSHIP
By:	PR Plymouth Meeting LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR PM PC ASSOCIATES LP
By:	PR PM PC Associates LLC, general partner
	By:	PREIT Services, LLC, non-member manager
		By:	PREIT Associates, L.P., sole member

By:	Pennsylvania Real Estate Investment Trust, general partner

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signatures Continued on Next Page]

Signature Page to Restructuring Support Agreement

PR SPRINGFIELD TOWN CENTER LLC
	By:	PREIT Associates, L.P., sole member
PR SWEDES SQUARE LLC
	By:	PREIT Associates, L.P., sole member
PR TP LLC
	By:	PREIT Associates, L.P., sole member
PR TP LP
	By:	PR TP LLC, general partner
		By:	PREIT Associates, L.P., sole member
PR VALLEY ANCHOR-M, LLC
	By:	PREIT Associates, L.P., sole member
PR VALLEY ANCHOR-M LIMITED PARTNERSHIP
	By:	PR Valley Anchor-M, LLC, general partner
		By:	PREIT Associates, L.P., sole member
PR VALLEY LLC
	By:	PREIT Associates, L.P., sole member
PR VALLEY LIMITED PARTNERSHIP
	By:	PR Valley LLC, its general partner
		By:	PREIT Associates, L.P., sole member
PR VALLEY VIEW ANCHOR-M, LLC
	By:	PREIT Associates, L.P., sole member
PR VALLEY VIEW ANCHOR-M LIMITED PARTNERSHIP
	By:	PR Valley View Anchor-M, LLC, its general partner
		By:	PREIT Associates, L.P., sole member

By:	Pennsylvania Real Estate Investment Trust, general partner

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signatures Continued on Next Page]

Signature Page to Restructuring Support Agreement

PR MONROE OLD TRAIL, LLC
PR MONROE OLD TRAIL LIMITED PARTNERSHIP
By:	PR Monroe Old Trail, LLC, general partner
PR MONROE OLD TRAIL HOLDINGS, LLC
PR MONROE OLD TRAIL HOLDINGS, L.P.
By:	PR Monroe Old Trail Holdings, LLC, general partner
PR SUNRISE OUTPARCEL 2, LLC
PR VALLEY SOLAR LLC

By:	PREIT – RUBIN, Inc., sole member

	By:	/s/ Andrew Ioannou
	Name:	Andrew Ioannou
	Title:	Executive Vice President, Finance & Acquisitions and Treasurer

PREIT – RUBIN, INC.
PREIT – RUBIN OP, INC.

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signatures Continued on Next Page]

Signature Page to Restructuring Support Agreement

PR CAPITAL CITY LIMITED PARTNERSHIP
By:	PR Capital City LLC, general partner
	By:	PREIT Associates, L.P., its member
		By:	PR CC II LLC, its member
			By:	PREIT Associates, L.P.,
its sole member
PR CC LIMITED PARTNERSHIP
By:	PR CC I LLC, general partner
	By:	PREIT Associates, L.P., its member
		By:	PR CC II LLC, its member
			By:	PREIT Associates, L.P.,
its sole member
PR CAPITAL CITY LLC
By:	PREIT Associates, L.P., its member
By:	PR CC II LLC, its member
		By:	PREIT Associates, L.P., its sole member
PR CC I LLC
By:	PREIT Associates, L.P., its member
	By:	PR CC II LLC, its member
		By:	PREIT Associates, L.P., its sole member
PR CC II LLC
By:	PREIT Associates, L.P., its sole member

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

Signature Page to Restructuring Support Agreement

“AGENT”

WELLS FARGO BANK, NATIONAL ASSOCIATION, solely in its capacity as Administrative Agent under the Credit Agreements, and Bridge Credit Agreement

By:	/s/ Ryan Sansavera
Name:	Ryan Sansavera
Title:	Senior Vice President

[Signatures Continue on Following Page]

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

WELLS FARGO BANK, NATIONAL ASSOCIATION,

By:	/s/ Ryan Sansavera
Name:	Ryan Sansavera
Title:	Senior Vice President

Notice Address:

Wells Fargo Bank, National Association
10 South Wacker Drive, 32nd Floor
Chicago, IL 60606
Attention: Brandon Barry
Email: brandon.barry@wellsfargo.com

With a copy to:

Wells Fargo Bank, National Association
600 South 4th Street, 9th Floor
Minneapolis, MN 55415
MAC N9300-091
Attention: Anthony J. Gangelhoff
Email: anthony.gangelhoff@wellsfargo.com

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

CITIZENS BANK, N.A.

By:	/s/ Adrienne Bain
Name:	Adrienne Bain
Title:	Authorized Signer

Notice Address:

Attention:
Email:

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Glenn L. Best
Name:	Glenn L. Best
Title:	Vice President

Notice Address:

Attention:
Email:

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

MUFG UNION BANK, N.A.

By:	/s/ Mark Menda
Name:	Mark Menda
Title:	Director

Notice Address:

Attention:
Email:

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

JPMORGAN CHASE BANK, N.A., (“JPMC”) solely in respect of its Commercial Banking Corporate Client Banking & Specialized Industries unit (“CCBSI”) and not any other unit, group, division or affiliate of JPMC and solely in respect of CCBSI’s PREIT Loan Claims and any Swap Claim holdings. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not apply to JPMC (other than with respect to Claims arising from the PREIT Loan Claims and any Swap Claim held by CCBSI).

By:	/s/ Dianne M. Stark
Name:	Dianne M. Stark
Title:	Authorized Officer

Notice Address:

Attention:
Email:

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Shari L. Reams-Henofer
Name:	Shari L. Reams-Henofer
Title:	Senior Vice President

Notice Address:

Attention:
Email:

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Adam Harding
Name:	Adam Harding
Title:	Vice President

Notice Address:

Attention:
Email:

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

CITIBANK, N.A.

By:	/s/ Christopher J. Albano
Name:	Christopher J. Albano
Title:	Authorized Signatory

Notice Address:

Attention:
Email:

Signature Page to Restructuring Support Agreement

EXHIBIT A

Out-of-Court Restructuring Term Sheet

Exhibit A

Subject to FRE 408

Privileged and Confidential

Attorney Work Product

RESTRUCTURING TERM SHEET

Reference is made to (i) that certain Seven-Year Term Loan Agreement, dated as of January 8, 2014, by and among PREIT ASSOCIATES, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (collectively, the “Borrowers”), each of the financial institutions a party thereto together with their assignees pursuant to Section 11.6(b) therein (collectively, the “7-Year TL Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for itself and the 7-Year TL Lenders (in such capacity, and in its capacity as the Administrative Agent for the Revolver/TL Lenders (defined below), “Administrative Agent”) (as amended through the date hereof, the “7-Year Term Loan Agreement”); and (ii) that certain Amended and Restated Credit Agreement, dated as of May 24, 2018, by and among Borrowers, each of the financial institutions a party thereto together with their assignees pursuant to Section 11.6(b) therein (collectively, the “Revolver/TL Lenders”, and together with the 7-Year TL Lenders, collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for itself and the Revolver/TL Lenders (as in effect prior to the amendments thereto, the “Original Revolver/TL Credit Agreement” and as amended through the date hereof, the “Revolver/TL Credit Agreement”, and together with the 7-Year Term Loan Agreement, each a “Credit Agreement” and collectively, the “Credit Agreements”). Unless otherwise defined herein, each capitalized term used herein shall have the meaning given to such term in the Revolver/TL Credit Agreement.

Reference is also made to that certain Credit Agreement, dated as of August 11, 2020, among the Borrowers and certain of the Lenders (the “Bridge Credit Agreement” and the credit facility issued thereunder, the “Bridge Credit Facility”).

This non-binding indicative term sheet (the “Term Sheet”) sets forth the principal terms of a proposed restructuring of the Credit Agreements and a proposed new revolving credit facility. This Term Sheet is not intended to be and should not be construed as an offer, commitment or agreement to enter into an agreement to or to provide financing. Neither Wells Fargo Bank, National Associate nor any of its affiliates shall have any obligation to commence or thereafter continue any negotiations to enter into definitive agreement, and no person or entity should rely on an eventual formation of any agreement.

THE TRANSACTIONS DESCRIBED HEREIN WILL BE SUBJECT TO THE NEGOTIATION AND COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH AGREED DEFINITIVE DOCUMENTS.

Borrowers:	Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P. and PREIT-RUBIN, Inc. (collectively, the “Borrowers”).

Guarantors:	Each owner of a property listed on Exhibit A, and each other Subsidiary of Borrower, other than Excluded Subsidiaries (collectively, the “Guarantors”).

Lenders:	The Lenders under the Credit Agreements.

Agent:	Wells Fargo Bank, National Association, as administrative agent.

Target Closing Date:	September 30, 2020.

Restructured Facilities:

(i) A $[150] million first lien senior secured revolving credit facility (the “Revolving Facility”), which shall include a $10 Million letter of credit sub-facility. Subject to the terms of the Facilities documentation, the Borrower may borrow, repay and re-borrow amounts under the Revolving Facility;

Subject to FRE 408

Privileged and Confidential

Attorney Work Product

(ii)  Subject to adjustment as set forth below, a $[600] million first lien senior secured term loan facility (the “Senior Term Loan Facility” and, together with the Revolving Facility, the “Senior Facility”). The Senior Term Loan Facility, to the extent repaid, may not be re-borrowed; and

(iii)  Subject to adjustment as set forth below, a [$319] million second lien secured term loan facility (the “Second Lien Term Loan Facility”; together with the Senior Term Loan Facility and the Revolving Facility, the “Facilities”). The Second Lien Term Loan Facility, to the extent repaid, may not be re-borrowed.

The aggregate principal amount of the Senior Term Loan Facility on the closing date will be decreased such that the aggregate principal amount of the Senior Facility (including undrawn commitments under the Revolving Facility) on the closing date does not exceed the lesser of (a) 85% LTV, and (b) a Senior Debt Yield (which, solely for the purposes of determining the aggregate principal amount of the Senior Term Loan Facility on the closing date, shall include undrawn commitments under the Revolving Facility) of 9.00%. Any principal amount by which the Senior Term Loan Facility is decreased (or increased) will result in a corresponding dollar for dollar increase (or decrease) of the Second Lien Term Loan Facility. The foregoing adjustment to the amount of the Senior Term Loan Facility shall be referred to as the “Senior Term Loan Facility Adjustment Mechanism”.

Purpose

The proceeds of the Senior Term Loan Facility and Second Lien Term Loan Facility will be used to refinance indebtedness under the Credit Agreements.

The proceeds of the Revolving Facility will be used (i) to refinance indebtedness under the Bridge Credit Agreement and (ii) for working capital, general corporate purposes and other permitted uses consistent with the Approved Annual Business Plan (defined below); provided, however, that:

(a)   No proceeds of the Revolving Facility will be available at any time that the Borrowers or Guarantors have available Designated Collateral Proceeds (defined below);

(b)   Other than to the limited extent noted below, no proceeds of the Revolving Facility will be available to fund costs and expenses of non-Borrowing Base properties including, without limitation, operating deficiencies, debt service deficiencies or maintenance capex with respect to such properties; and

(c)   An amount equal to $20 Million of the Revolving Facility (the “Remargin Subfacility”) shall only be available, subject to Requisite Lender approval, to fund remargin payments in connection with the refinancing of non-Borrowing Base Properties.

As used herein, “Approved Annual Business Plan” means an annual financial and business plan prepared by the Borrowers for each

Subject to FRE 408

Privileged and Confidential

Attorney Work Product

calendar year through the maturity of the Facilities delivered on the closing date and subject to reasonable approval by Requisite Lenders. The annual business plan may be updated by the Borrowers within 45 days after the end of any fiscal quarter subject to the reasonable approval of such update by the administrative agent, and in any event shall be updated on annual basis within 120 days after the end of each fiscal year.

Interest Rate Spread:	Senior Facility: Second Lien Term Loan:	3.50% for LIBOR Loans and 2.50% for Base Rate Loans, with a LIBOR Floor of 0.50% 8.00% for LIBOR Loans and 7.00% for Base Rate Loans, with a LIBOR Floor of 0.50%

The interest rate applicable to the Senior Term Loan Facility will be increased (or decreased) as a result of the Senior Term Loan Facility Adjustment Mechanism such that the total debt service on the Senior Term Loan Facility is the same before and after giving effect to the Senior Term Loan Facility Adjustment Mechanism.

Interest Payments:

Interest on the Senior Facility will be paid on the last day of each applicable interest period (rolling 30-day interest periods).

Interest on the Second Lien Term Loan shall be paid in kind (“PIK Interest”) on the last day of each applicable interest period (rolling 30-day interest periods) but no longer than quarterly by adding the accrued and unpaid amount thereof to the principal balance of the Second Lien Term Loan and then accruing interest on such increased principal amount.

Unused Fee:	The Unused Fee Rate shall equal 0.35% if average usage is less than 50% and shall equal 0.25% if average usage is greater than or equal to 50%.

Collateral:

The Facilities will be secured by, in each case subject to limitations and exceptions TBD (i) the same collateral package as currently secures the Bridge Loan Facility (which includes Liens on all personal property of the Borrowers and the Guarantors, including deposit account control agreements, direct and indirect equity interests in entities owning the real property listed on Exhibit A hereto (collectively, the “Borrowing Base Properties”), and first-lien mortgages on the Borrowing Base Properties), and (ii) an additional pledge of direct and indirect ownership interests in each Borrower and all Subsidiaries and Joint Ventures of Borrower, to the extent not already pledged, other than to the extent such pledge is prohibited by secured property level debt documents or the organizational documents of any Subsidiary or Joint Venture (collectively, the “Collateral”).

The Senior Facility will be secured by a first lien on the Collateral, and the Second Lien Term Loan Facility will be secured by a second lien on the Collateral.

Subject to FRE 408

Privileged and Confidential

Attorney Work Product

Additionally, Specified Derivatives Providers will be secured pari pasu with the Senior Facility, subordinate in the payment waterfall to payment in full of the obligations under the Senior Facility.

Release of Collateral:

Provided that no Default or Event of Default, or except with respect to the Existing Sale Agreements (as hereinafter defined), an Event of Default, then exists, the Borrowers and/or Guarantors will have the right to have the lien released on portions of the real property Collateral upon the disposition thereof to an unaffiliated third party on an arms’-length basis (or, solely in the case of the Woodland Anchor Parcel described below, the refinancing thereof with an unaffiliated third party lender on and arms’-length basis) of such real property Collateral subject to the following release procedures and application of the proceeds thereof as set forth below:

•   Existing Sale Agreements. Upon consummation of the sale of the Collateral properties subject to and in compliance with sale agreements either (a) in existence as of August 21, 2020 and listed on Exhibit B, or (b) entered into after August 21, 2020 and prior the closing date and approved by Administrative Agent (as such agreements under (a) and (b) may be amended from time to time, other than to permit a price reduction thereunder in excess of 20% of the stated purchase price as of August 21, 2020 under each such agreement or other price reductions approved by Administrative Agent (as so amended, the “Existing Sale Agreements”), the net proceeds thereof will be applied in repayment of the Facilities consistent with the bullet points below, without being subject to a minimum release price.

•   Income Producing Properties. Upon consummation of the sale of any Collateral generating net operating income (each, an “Income Producing Property”), including without limitation, any of the Borrowing Base Properties (other than the Required Borrowing Base Properties which will not be permitted to be sold without Super Majority Lender consent), 100% of the net proceeds thereof will be applied in repayment of the Facilities. The sale of any Income Producing Property will be subject to a minimum release price equal to the greater of (a) 120% of the allocated amount of the Senior Facility and (b)100% of the net sales proceeds. Allocated amounts of the Senior Facility shall be set on or before the closing date based upon appraised values of the Collateral properties.

“Required Borrowing Base Properties” shall mean (i) The Mall at Prince Georges, (ii) Springfield Town Center, (iii) Jacksonville Mall, (iv) Magnolia Mall, and (v) Capital City Mall.

As used herein, “Requisite Lenders” means (a) Lenders having more than 50.0% of the aggregate amount of the revolving commitments and the outstanding term loans of all Lenders, or (b) if the revolving commitments have been terminated or reduced to zero, Lenders holding more than 50.0% of the principal amount of the aggregate outstanding loans and Letter of Credit Liabilities.

Subject to FRE 408

Privileged and Confidential

Attorney Work Product

As used herein, “Super Majority Lenders” means (a) Lenders having more than 66 and 2/3% of the aggregate amount of the revolving commitments and the outstanding term loans of all Lenders, or (b) if the revolving commitments have been terminated or reduced to zero, Lenders holding more than 66 and 2/3% of the principal amount of the aggregate outstanding loans and Letter of Credit Liabilities.

•   Non-Income Producing Properties. Upon consummation of the sale of any Collateral not generating net operating income (each, an “Non-Income Producing Property”), including without limitation, out-parcels and other unimproved land constituting either all or a portion of a Borrowing Base Property, 70% of the net proceeds thereof will be applied in repayment of the Facilities and the remaining 30% of such net proceeds thereof to either (a) used to repay the Revolving Facility or (b) be retained by the Borrowers and/or the Guarantors, as applicable, in a blocked and pledged collateral account with Agent (such amounts, “Designated Collateral Proceeds”), with any Designated Collateral Proceeds to be re-advanced by Agent prior to any further advances under the Revolving Facility and used by the Borrowers and/or Guarantors solely in accordance with the Approved Annual Business Plan. There will be no minimum release price for the sale of Non-Income Producing Properties so long as such sale is to an unaffiliated third party on an arms’-length basis.

•   Woodland Anchor Parcel. In the case of the Woodland Anchor parcel only, such parcel shall be released for no consideration in order to permit the encumbrance of such parcel in connection with and to facilitate a non-recourse refinancing of indebtedness secured by the Woodland Mall, but only so long as such refinancing includes (a) an extension of the maturity thereof by not less than 2 years, (b) covenant waivers for at least 12 months, (c) release of repayment recourse to any of the Borrowers or Guarantor, and (d) no required principal remargin payment from sources other than cash flow of the Woodland Mall.

Any mandatory prepayments required pursuant to the foregoing shall be applied as follows (the “Proceeds Waterfall”):

(a)   first, to repay the principal of the Senior Term Loan Facility to zero, at which time any remaining unfunded commitment[1] under the Revolving Facility will be cancelled (any such cancelled amount, the “Unfunded Revolving Commitment”) and the funded amounts under the Revolving Facility shall convert to non-revolving term loans (the “Converted Loans”);

(b)   second; to repay the Converted Loans to zero;

[1]

When determining “remaining unfunded commitment,” for these purposes, the Remargin Subfacility shall only be included in the total commitment amount if its utilization has previously (i.e, before the date of calculation of the “Unfunded Revolving Commitment”) been approved by the Requisite Lenders, and any outstanding letters of credit shall be deemed outstanding amounts for the purposes of such calculation.

Subject to FRE 408

Privileged and Confidential

Attorney Work Product

(c)   third, to cash collateralize any issued and outstanding letters of credit;

(d)   fourth, at Borrower’s election, to fund a blocked and pledged reserve account with Administrative Agent in an equal to the amount, if any, of the Unfunded Revolving Commitment, with such reserve to be available, on a non-revolving basis, for disbursement on the same basis as Designated Collateral Proceeds;

(e)   fifth, to cash collateralize any swap exposure of Specified Derivatives Providers;

(f)   sixth, to repay the principal amount of the Second Lien Term Loan Facility.

TBD release provisions with respect to to-be-subdivided portions of the real property Collateral and existing pad sites or out-parcels generating net operating income.

At all times the Collateral value, determined as of the closing date based upon the appraisals, shall exceed the amount of the Revolving Loan Commitment.

Non-real property Collateral may be released in accordance with the Facilities documentation, subject to the Mandatory Prepayments provision below.

Commitment Fee:	0.50% paid at closing and 0.25% paid on the date of any extension of the maturity, with such amounts payable to each Lender based upon on the aggregate principal amount of each Lender’s total outstanding loans under the Facilities and undrawn commitments under the Revolving Facility.

Maturity:	Two years, subject to extension as set forth below.

Extension Option:	One one-year extension at Borrowers’ option, subject to minimum liquidity of $35,000,000 and a minimum Corporate Debt Yield of 8.0%.

Amortization:	Senior Term Loan: None. Second Lien Term Loan: None.

Mandatory Prepayments:

Except with respect to proceeds of Collateral addressed in the “Release of Collateral” section above, the Facilities will be subject to the following mandatory prepayment provisions (subject to customary exceptions and other exceptions to be agreed):

•   Asset Sales. Upon the sale, lease or other disposition of any property or other assets by a Borrower or any Guarantor, 70% of the net proceeds thereof will be applied to repay the Facilities.

•   Incurrence of Indebtedness. Upon the incurrence by a Borrower or any Guarantor of any additional indebtedness (excluding extensions, renewals or refinancings of existing property level indebtedness), 100% of the net proceeds thereof will be applied to repay the Facilities.

Subject to FRE 408

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•   Issuance of Equity. Upon the receipt by a Borrower or any Guarantor of the proceeds of any issuance of equity (including the issuance of any common or preferred equity), 50% of the net proceeds thereof will be applied to repay the Facilities.

•   Insurance Proceeds. Upon receipt by a Borrower or any Guarantor of any casualty insurance proceeds, unless reinvested in or used for reconstruction of property constituting Collateral on terms TBD, 100% of such proceeds will be applied to repay the Facilities.

Any mandatory prepayments required pursuant to the foregoing shall be applied in accordance with the Proceeds Waterfall set forth above. Additionally, to the extent that any Subsidiary of a Borrower or Guarantor, or any unconsolidated joint venture thereof (to the extent that a Borrower or Guarantor has the ability to require a distribution from such joint venture of its portion of such net cash proceeds) receives net cash proceeds from any of the forgoing capital events, the portion of such net cash proceeds distributed to a Borrower or any Guarantor), within three (3) Business Days of such Borrower’s, such Guarantor’s, such Subsidiary’s or such joint venture’s receipt of such net cash proceeds, shall similarly be applied towards principal repayment to the extent required above and in accordance with the Proceeds Waterfall.

Any portion of any of the foregoing proceeds that are permitted to be retained by the Borrowers or any Guarantor shall constitute “Designated Collateral Proceeds” to be held and used as set forth above, or otherwise applied to repay the Revolving Facility.

Conditions Precedent:

•   Standard and customary for a real estate secured transaction, provided, that, as of the date hereof, pre-closing third-party real property diligence is contemplated to be limited to PZR or other zoning reports, appraisals, phase I environmental assessments (with follow-on phase II assessments, if required) and surveys for the Borrowing Base Properties.

•   Consent of all Lenders

•   Delivery of the Approved Annual Business Plan.

•   Satisfactory resolution of or amendment to the Fashion District loan.

Representations and Warranties/Covenants/Events of Default:

Based substantially upon the Credit Agreements (as adjusted to reflect the terms set forth herein), including:

•   compliance with the Financial Covenants set forth below;

•   restrictions on any additional indebtedness, investments, liens, affiliate transactions or asset sales or acquisitions, subject in each case to carve-outs for identified transactions and agreements in existence on the closing date to be agreed and additional negotiated baskets, without the prior consent of the Requisite Lenders.

Subject to FRE 408

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•   No restricted payments other than the minimum amount necessary to maintain REIT status[2], and Borrower shall be obligated to pay the maximum amount possible in non-cash consideration.

•   Other than with respect to the fashion district asset (with respect to which the following limits shall not apply):

•   No more than $75 Million (in the aggregate over the term of the Facilities) of the Revolving Facility may be spent on maintenance capex, redevelopment costs (including repositioning and retenanting costs for dark anchors and other tenant spaces); and

•   Up to $25 Million (in the aggregate over the term of the Facilities) of such $75 Million may be spent on maintenance capex, redevelopment costs (including repositioning and retenanting costs for dark anchors and other tenant spaces), operating deficiencies or debt service deficiencies to support non-Borrowing Base Properties, in each case, plus the amount of any cash flow received from non-Guarantors which own the applicable non-Borrowing Base properties; and

•   Up to $10 Million (in the aggregate over the term of the Facilities) of such $25 Million sub-bucket may be used to refinance existing mortgages on non-Borrowing Base Properties to the extent contemplated in the then current Approved Annual Business Plan.

•   Other than in the case of the $10 Million sub sub-bucket set forth above, or to the extent Requisite Lenders approve using all or a portion of the Remargin Subfacility for such purpose, Borrower and Guarantors shall not be permitted to make investments in non-Guarantors to refinance existing indebtedness, provided that such non-Guarantor may use cash flow from the applicable non-Borrowing Base property to fund remargin payments.

Financial Covenants:

•   Minimum liquidity of $25,000,000, which liquidity amount shall not include any portion of the Remargin Subfacility.

•   Anti-cash hoarding of $40,000,000.

•   Cash Trap at 8.50% Senior Debt Yield (based on NOI (excluding tenant improvement costs and leasing commissions) of properties included in the Collateral / Senior Facilities) (which, for the purposes of the financial covenants, shall include only drawn commitments under the Revolving Facility and outstanding amounts under the Senior Term Loan Facility), starting in year 2, with an annualization ramp up (i.e., starting with 1 quarter annualized, then 2 quarters annualized, then 3 quarters annualized, and finally a trailing 12 month test).

[2]	Subject to discussions amongst tax professionals.

Subject to FRE 408

Privileged and Confidential

Attorney Work Product

•   Minimum Senior Debt Yield test 7.50% (based on NOI (excluding tenant improvement costs and leasing commissions) of properties included in the Collateral / Senior Facilities) starting in year 2 with an annualization ramp up as set forth above.

•   Minimum Corporate Debt Yield of 7.25% (based on consolidated NOI/consolidated total debt) starting in year 2 with an annualization ramp up as set forth above.

Reporting:	Consistent with the Credit Agreements, with additional reporting TBD.

Fees and Expenses:	Payment of all reasonable out of pocket fees and expenses of the Administrative Agent (including Jones Day and FTI fees and expenses).

Subject to FRE 408

Privileged and Confidential

Attorney Work Product

Exhibit A – Borrowing Base Properties

1.	Plymouth Meeting Mall (excluding Plymouth Commons parcel) – Plymouth Meeting, PA

2.	Springfield Town Center – Springfield, VA

3.	Moorestown Mall – Moorestown, NJ

4.	Exton Square Mall – Exton, PA

5.	Capital City Mall – Camp Hill, PA

6.	Jacksonville Mall – Jacksonville, NC

7.	Magnolia Mall – Florence, SC

8.	Valley Mall – Hagerstown, MD

9.	One Cherry Hill Plaza – Cherry Hill, NJ

10.	Woodland Anchor – Prior Sears Parcel – Grand Rapids, MI

11.	Valleyview Outparcel – Lacrosse, WI

12.	Mall at Prince Georges - Hyattsville, MD

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Subject to FRE 408

Privileged and Confidential

Attorney Work Product

Exhibit B –Sale Agreements

[SUBJECT TO BORROWER REVIEW AND COMMENT]

1.	Purchase and Sale Agreement between PR Exton Square Property, L.P., as seller and Hanover R.S. Limited Partnership, as buyer, dated January 27, 2020, as amended

2.

Purchase and Sale Agreement between PR Plymouth Meeting Associates PC, L.P., PR AEKI Plymouth, L.P., PR Plymouth Meeting Limited Partnership, as seller, and Hanover R.S. Limited Partnership, as buyer, dated February 10, 2020, as amended

3.	Purchase and Sale Agreement between PR Springfield Town Center LLC, as seller and Hanover R.S. Limited Partnership, as buyer, dated February 25, 2020, as amended

4.	Real Estate Purchase and Sale Agreement between PR Prince George’s Plaza, LLC, as seller and Avalonbay Communities, Inc., as buyer, dated February 25, 2020, as amended

5.	Purchase and Sale Agreement between WG Park, L.P., as seller, and Bel Canto Asset Growth Fund LLC, as buyer, dated February 25, 2020, as amended

6.	Purchase and Sale Agreement between PR Moorestown Anchor – M, LLC and PR Moorestown Anchor – L&T, LLC, as seller, and Briad Development, LLC, as buyer, dated September 6, 2019, as amended

7.	Real Estate Purchase and Sale Agreement between PR Woodland Limited Partnership, a seller, and Development Link, LLC, as buyer, dated January 31, 2019, as amended

8.	Purchase and Sale Agreement between PR Sunrise Outparcel 2 LLC, as seller, and 2020 Equities, LLC, as buyer, dated July 21, 2020, as amended

9.	Contract of the Purchase of Real Property between Moorestown Mall, LLC, as seller, and NRP Properties LLC, a buyer, dated August 12, 2020.

Commercial Real Estate Notices

Appraisal Notices

In connection with an application for credit that is to be secured by a first lien on a “dwelling” (as defined in 12 CFR Section 1002.14(b)(2)), which is defined as a residential structure that contains one to four family units whether or not that structure is attached to real property, including but not limited to an individual condominium, cooperative unit, mobile home or other manufactured home, you as an applicant have a right under 12 CFR Section 1002.14(a), to receive a copy of all written appraisals or other written valuations developed in connection with the application. The appraisal or valuation must be provided to you promptly upon completion, or the earlier of three business days prior to consummation of the transaction for closed-end credit, or at account opening for open-end credit. You may waive these timing requirements and agree to receive a copy of the appraisal or valuation at or before consummation of an extension of credit, except where prohibited by law, provided such waiver is obtained at least three business days prior to consummation of an extension of credit. If you provide such a waiver and consummation or an extension of credit does not occur, you must be provided a copy of the appraisal or valuation no later than 30 calendar days after it is determined that consummation will not occur or the extension of credit will not be made. For credit requests secured by a first lien on a “dwelling”, Wells Fargo may charge you a reasonable fee to reimburse the bank’s costs of appraisals or valuations, but must timely deliver copies to you whether or not the costs are paid. Wells Fargo may not charge for photocopy, postage, or other costs incurred in providing a copy of an appraisal or other written valuation to you, and the permitted reasonable fee for appraisal or valuation costs may not include such copy and/or delivery costs.

In connection with an application for credit that is to be secured by nonresidential real property in California, you have a right under California Business and Professions Code Section 11423(c) to receive a copy of the written appraisal used in connection with the application, upon satisfaction of the following conditions precedent: (i) your submittal of a written request for such copy to your Relationship Manager, at the address where the application was submitted, not more than 90 days after: (a) delivery to you of notice of the action taken on the application, including a notice of incompleteness; or (b) your withdrawal of the application; and (ii) your payment of all appraisal fees and other costs incurred in producing the appraisal and all actual copying costs.

USA Patriot Act Customer Identification Program (CIP) Disclosure Notice:

To help the government fight the funding of terrorism and money laundering activities, U. S. Federal law requires financial institutions to obtain, verify, and record information that identifies all parties defined as a “customer” as well as, in certain cases, individuals or entities who have control over or are associated with an account. What this means for you: When you open an account or add any additional service for an institution, we will ask for the entity’s name, address, tax identification number, affiliations and ownership. We may ask to see certified articles of incorporation or other identifying documents on the entity. Additionally, we may request identifying information on the individuals or entities that have control over or are associated with an account.

Equal Credit Opportunity Act – Notice (Regulation B)

The Federal Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status, age (provided the Applicant has the capacity to enter into a binding contract); because all or part of the applicant’s income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. The federal agency, which administers compliance with this law concerning Wells Fargo Bank, N.A. is the Consumer Financial Protection Bureau (CFPB), 1700 G Street NW., Washington, DC 20552. http://www.consumerfinance.gov.

Credits Secured by Real Property in Florida - Insurance

The following Statement of Anti-Coercion (Florida Regulations 69B-124.013) is required under Rule 69B-124.002, F.A.C., of the rules and regulations promulgated by the Chief Financial Officer relative to anti-coercion:

The Insurance Laws of this state provide that the lender may not require the borrower to take insurance through any particular insurance agent or company to protect the mortgaged property.

The borrower, subject to the rules adopted by the Chief Financial Officer, has the right to have the insurance placed with an insurance agent or company of its choice, provided the company meets the requirements of the lender. The lender has the right to designate reasonable financial requirements as to the company and the adequacy of the coverage.

I have read the foregoing statement or the Rules of the Chief Financial Officer relative thereto, and understand my rights and privileges and those of the lender relative to the placing of such insurance.

I have selected the                      Insurance Agency, or                      Insurance Company to write the hazard insurance covering property located at:

Name of Borrower

Name of Borrower

Date

For information regarding Wells Fargo’s privacy and security policies, please visit https://www.wellsfargo.com/privacy-security

EXHIBIT B

Plan Term Sheet

Exhibit B

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

SUMMARY OF PRINCIPAL TERMS FOR PLAN OF REORGANIZATION

October 7, 2020

This summary of principal terms, together with the exhibits and schedules attached hereto, each as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof (this “Term Sheet”), dated as of October 7, 2020, sets forth the principal terms of an in-court financial restructuring (the “In-Court Restructuring”) of the existing funded debt and other obligations of Pennsylvania Real Estate Investment Trust and certain of its direct and indirect subsidiaries (the “Debtors,” or, collectively, the “Company”) to be included in definitive documents, including a prepackaged chapter 11 plan of reorganization for the Debtors (the “Plan”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) to be filed in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). This Term Sheet is the “Plan Term Sheet” referenced as Exhibit B in that certain Restructuring Support Agreement, dated as of October 7, 2020 (as the same may be amended, modified or supplemented, the “Restructuring Support Agreement”), by and among the Company, the Agent and each Consenting Lender party thereto. Capitalized terms used but not otherwise defined in this Term Sheet shall have the meanings given to such terms in the Restructuring Support Agreement, including in the Out-of-Court Restructuring Term Sheet, annexed to the Restructuring Support Agreement as Exhibit A. This Term Sheet supersedes any proposed summary of terms or conditions regarding the subject matter hereof and dated prior to the date hereof.

THIS TERM SHEET (AND ITS TERMS) IS CONFIDENTIAL, FOR DISCUSSION PURPOSES ONLY AND IS NON-BINDING. THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF ANY CHAPTER 11 PLAN PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE OR OTHERWISE. ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH ALL APPLICABLE LAW, INCLUDING THE PROVISIONS OF THE BANKRUPTCY CODE.

THIS TERM SHEET IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES THERETO AND, AS SUCH, IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS. NOTHING IN THIS TERM SHEET SHALL CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, A STIPULATION OR A WAIVER, AND EACH STATEMENT CONTAINED HEREIN IS MADE WITHOUT PREJUDICE, WITH A FULL RESERVATION OF ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES OF EACH PARTY.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (A) THIS TERM SHEET DOES NOT INCLUDE A DESCRIPTION OF ALL OF THE TERMS, CONDITIONS AND OTHER PROVISIONS THAT ARE TO BE CONTAINED IN THE DEFINITIVE DOCUMENTATION, WHICH REMAIN SUBJECT TO DISCUSSION, NEGOTIATION AND EXECUTION AND (B) NO DISCUSSION OF THE TERMS SET FORTH BELOW, NOR ANY EXCHANGE OF COMMENTS CONCERNING SUCH TERMS, BETWEEN OR AMONG THE PARTIES SHALL CONSTITUTE A CONTRACT AMONG ANY OF THEM UNTIL DEFINITIVE DOCUMENTATION IS SIGNED BY EACH PARTY AND THE CONDITIONS PRECEDENT SET FORTH THEREIN ARE SATISFIED OR WAIVED.

FOR THE AVOIDANCE OF DOUBT, NOTHING HEREIN SHALL BIND U.S. BANK NATIONAL ASSOCIATION IN ITS CAPACITY AS AGENT UNDER THAT CERTAIN LOAN AGREEMENT DATED APRIL 8, 2016, AS AMENDED, BY AND BETWEEN PR WOODLAND LIMITED PARTNERSHIP, U.S. BANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, AND CERTAIN LENDERS.

Confidential Settlement Discussions - Subject to FRE 408

OVERVIEW

Term	Description
Restructuring Summary

The In-Court Restructuring will be implemented in accordance with the Restructuring Support Agreement through prepackaged voluntary cases (the “Chapter 11 Cases”) commenced under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. Votes on the Plan will be solicited from the Holders of (i) the Unsecured Credit Facility Claims, (ii) Specified Derivatives Claims and (iii) Derivatives Claims.

As reorganized pursuant to the In-Court Restructuring, the Company shall be referred to herein, collectively, as the “Reorganized Company” or “Reorganized Debtors.”

Bankruptcy Court	The United States Bankruptcy Court for the District of Delaware.

Debtors	Pennsylvania Real Estate Investment Trust and certain of its direct and indirect subsidiaries, including the borrowers, guarantors and mortgagors, among others, under the Prepetition Credit Agreements and Bridge Credit Agreement as well as in connection with certain Secured Property-Level Debt.

Funding of the Chapter 11 Cases	The Chapter 11 Cases will be financed by either a debtor-in-possession facility (the “DIP Financing”) provided on market terms, subject to approval by the Bankruptcy Court, or Cash on hand form the proceeds of the Secured Bridge Facility. To the extent the DIP Financing is extended, the DIP Financing shall refinance the Secured Bridge Facility in full and be subject to an agreed-upon DIP budget.

Debt to Be Restructured

As of the date of this Term Sheet, the outstanding secured and unsecured indebtedness of the Company that will be repaid, restructured or satisfied pursuant to the In-Court Restructuring includes:

i.   All claims held by the lenders party to that certain Seven-Year Term Loan Agreement, dated as of January 8, 2014, by and among PREIT, PREIT Associates and PREIT-RUBIN, as Borrowers, each of the financial institutions from time to time party thereto (collectively, the “7-Year TL Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”) (as amended through the date hereof, the “7-Year TL Agreement”) in the approximate aggregate amount of $[        ] million, including claims for all principal amounts outstanding, interest, fees, expenses, costs and other charges arising thereunder (the “7-Year TL Facility Claims”);

ii.  All claims held by lenders party to that certain that certain Amended and Restated Credit Agreement, dated as of May 24, 2018, by and among PREIT, PREIT Associates and PREIT-RUBIN, as Borrowers, each of the financial institutions from time to time party thereto (collectively, the “Revolver/TL Lenders” and together with the 7-Year TL Lenders, the

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Confidential Settlement Discussions - Subject to FRE 408

Term	Description

“Lenders”) and the Agent (as amended through the date hereof, the “Revolver/TL Credit Agreement, and together with the 7-Year TL Agreement, the “Prepetition Credit Agreements”) in the approximate aggregate amount of $[        ] million, including claims for all principal amounts outstanding, interest, fees, expenses, costs and other charges arising thereunder (the “Revolver/TL Credit Facility Claims” and together with the 7-Year TL Facility Claims, the “Unsecured Credit Facility Claims”);

iii.   All claims held by the lenders party to that certain Credit Agreement, dated as of August 11, 2020, among the Borrowers and certain of the Lenders (the “Bridge Credit Agreement” and the credit facility issued thereunder, the “Secured Bridge Facility”), in the approximate aggregate amount of $[        ] million, derived from, based upon, or secured by the documents ancillary to the Bridge Credit Agreement, including claims for all principal amounts outstanding, interest, fees, expenses, costs and other charges arising thereunder or related thereto (the “Secured Bridge Facility Claims”); and

iv.   All claims arising from the Derivatives and Specified Derivatives.

Effective Date	The date upon which all conditions to the effectiveness of the Plan have been satisfied or waived in accordance with the terms thereof and the Plan becomes effective.

Reorganized Company Capital Structure

The capital structure of the Reorganized Company upon the Effective Date will consist of the following:

i.   Subject to and on the terms set forth in the Out-of-Court Restructuring Term Sheet, a $[150] million first lien senior secured revolving credit facility (the “Revolving Exit Facility”), which shall include a $10 million letter of credit sub-facility, to be issued pursuant to the Revolving Facility Documents upon exercise of the Revolving Exit Facility Option;

ii.  Subject to and on the terms set forth in the Out-of-Court Restructuring Term Sheet, a $[600] million first lien senior secured term loan facility (the “Senior Term Loan Facility” and together with the Revolving Exit Facility, the “Senior Facilities”) to be issued pursuant to the Senior Term Loan Facility Documents;

iii.   Subject to and on the terms set forth in the Out-of-Court Restructuring Term Sheet, a [$319] million second lien secured term loan facility (the “Second Lien Term Loan Facility” and together with the Senior Facilities, the “Secured Facilities”) to be issued pursuant to the Second Lien Term Loan Facility Documents;

iv.   Reinstated Secured Property-Level Debt;

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Confidential Settlement Discussions - Subject to FRE 408

Term	Description

v.  Assumed (or reinstated, as the case may be) general unsecured debt payable in the ordinary course of business of the Reorganized Company;

vi.   Reinstated Specified Derivatives;

vii.  Reinstated Derivatives or, alternatively, incremental loans under the Second Lien Term Loan Facility equal to the termination value of the Derivatives not held by Consenting Lenders and that do not elect to reinstate their swap transactions; and

viii.  Reissued Equity in the Reorganized PREIT.

Collateral for Postpetition Secured Facilities

The Postpetition Secured Facilities will be secured by, in each case subject to certain limitations and exceptions to be agreed upon by and among the Parties, (i) the same collateral package as currently secures the Secured Bridge Facility (which includes liens on all personal property of the Borrowers and the Guarantors, including deposit account control agreements, direct and indirect equity interests in the Borrowing Base Properties, and first-lien mortgages on the Borrowing Base Properties, and (ii) an additional pledge of direct and indirect ownership interests in each Borrower and all Subsidiaries and Joint Ventures of Borrower, to the extent not already pledged, other than to the extent such pledge is prohibited by secured property level debt documents or the organizational documents of any of the Debtors or their subsidiary or joint venture, as the case may be (collectively, the “Collateral”).

The Senior Facilities will be secured by a first lien on the Collateral, and the Second Lien Term Loan Facility will be secured by a second lien on the Collateral.

Additionally, the obligations under (i) the Derivatives who elected the Derivatives Option and (i) the Specified Derivatives providers will be secured pari pasu with the Senior Facilities, subordinated in the payment waterfall to payment in full of the obligations under the Senior Facilities.

Revolving Exit Facility Option	Each Lender under the Prepetition Credit Agreements shall be granted the option to commit itself for all, but not less than all, of its full pro rata share (based on its holdings of loans under the Prepetition Credit Agreements) of the Revolving Exit Facility (the “Revolving Exit Facility Option”).

Derivatives Option	All claims arising from the Derivatives that are not held by the Consenting Lenders) will be given the option to (i) reinstate such Derivatives and be secured pari passu with the Senior Facilities or (ii) terminate the transactions relating to such Derivatives and receive in satisfaction of such Derivatives Claims notes under the Second Lien Term Loan Facility in a principal amount equal to the termination value of such Derivatives. All Specified Derivatives that are held by Consenting Lenders will be reinstated and be secured pari passu with the Senior Facilities.

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Confidential Settlement Discussions - Subject to FRE 408

Term	Description
Exit Commitment Fee:	0.50% to paid in Cash on the Effective Date based upon the aggregate principal amount of all Lenders’ total outstanding loans under the Postpetition Secured Facilities and undrawn commitments under the Exit Revolving Facility, with such amounts payable to each Lender that exercises the Revolving Exit Facility Option pro rata based on its share of the Revolving Exit Facility.

Extension Fee:	0.25% paid in Cash on the date of any extension of the maturity, with such amounts payable to each Lender based on the aggregate principal amount of each Lender’s total outstanding loans under the Postpetition Secured Facilities and undrawn commitments under the Exit Revolving Facility.

TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

Term	Description
Administrative Claims	Except to the extent that a Holder of an Allowed Administrative Expense Claim agrees to a less favorable treatment, each Holder of an Allowed Administrative Claim against any of the Debtors shall be paid in full in Cash by the Reorganized Company on the later of (i) five (5) business days after the Effective Date and (ii) five (5) business days after such claim is Allowed, provided that Administrative Claims incurred by any Debtor in the ordinary course of such Debtor’s business will be paid in the ordinary course of business by such applicable Debtor, consistent with past practice and in accordance with such applicable terms and conditions relating thereto.

Professional Fee Claims	Each Holder of an Allowed professional fee claim against any of the Debtors shall be paid in full in Cash by the Reorganized Company on the later of the Effective Date or the date upon which such claim is approved by the Bankruptcy Court.

DIP Claims	To the extent the DIP Financing was extended to the Debtors, on the Effective Date, all amounts outstanding under the DIP Financing shall (i) be paid in full or (ii) receive such other treatment agreed upon between the Company and the DIP Lenders, which may include assumption by Reorganized Company as part of the Revolving Exit Facility.

Priority Tax Claims	Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, each Holder of an Allowed Priority Tax Claim, shall be paid in full in Cash on the later of (i) five (5) business days after the Effective Date, (ii) five (5) business days after the date such Allowed Priority Tax Claim becomes Allowed, and (iii) the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law.

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Confidential Settlement Discussions - Subject to FRE 408

Term	Description
Other Priority Claims	Except to the extent that a Holder of an Allowed Other Priority Tax Claim agrees to a less favorable treatment, each Holder of an Allowed Other Priority Claim, including all employee priority claims, against any of the Debtors shall be paid in full in Cash by the Reorganized Company on the later of (i) five (5) business days after the Effective Date and (ii) five (5) business days after the date such claim is Allowed.

Derivatives Claims

Except to the extent that a Holder of an Allowed Derivatives Claim agrees to a less favorable treatment, on the Effective Date, in full and final satisfaction of such Allowed Derivatives Claim, each Holder (that is not a Consenting Lender) shall elect to either (a) reinstate such Holder’s swap agreement, with such reinstated swap agreement being secured pari passu with the Senior Facilities, or (b) receive the principal amount of loans under the Second Lien Term Loan in an amount equal to the amount of its Allowed Specified Derivatives Claim.

Impaired; entitled to vote on the Plan

Estimated total: $[        ] million

Specified Derivatives Claims

Except to the extent that a Holder of an Allowed Specified Derivatives Claim agrees to a less favorable treatment, on the Effective Date, each Holder of an Allowed Specified Derivatives Claim (that is a Consenting Lender) shall have such Holder’s swap agreement reinstated and secured pari passu with the Senior Facilities.

Impaired; entitled to vote on the Plan

Estimated total: $[        ] million

Secured Property-Level Debt Claims

To the extent that a Debtor in the Chapter 11 Cases is a borrower of Secured Property-Level Debt, except to the extent that a Holder of an Allowed Secured Property-Level Debt Claim agrees to a less favorable treatment, such Holder’s Secured Property-Level Debt shall be reinstated to the position, so as to render it unimpaired under the Plan, as of immediately prior to the Petition Date.

Unimpaired; conclusively deemed to accept the Plan

Estimated total: $[        ] million

Unsecured Credit Facility Claims

On the Effective Date, except to the extent that a Holder of an Allowed Unsecured Credit Facility Claim agrees to a less favorable treatment, in full and final satisfaction of its Allowed Unsecured Credit Facility Claim:

(i) each Holder of an Allowed Unsecured Credit Facility Claim that exercises the Exit Facility Option shall receive:

    first, on a dollar-for-dollar basis on account of such Holder’s Allowed Unsecured Credit Facility Claim its pro rata share

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Term	Description

(calculated based on such Holder’s commitment of loans under the Revolving Exit Facility) of the principal amount of loans under the Senior Term Loan Facility; and

    second, on a dollar-for-dollar basis on account of such Holder’s remaining Allowed Unsecured Credit Facility Claim (if any), the principal amount of loans under the Second Lien Term Loan Facility in a principal amount equal to such Holder’s remaining Allowed Unsecured Credit Facility Claim.

(ii)  each Holder of an Allowed Unsecured Credit Facility Claim that does not exercise the Revolving Exit Facility Option shall receive on a dollar-for-dollar basis on account of such Holder’s Allowed Unsecured Credit Facility Claim, the principal amount of loans under the Second Lien Term Loan Facility in a principal amount equal to such Holder’s Allowed Unsecured Credit Facility Claim.

On the Effective Date, (i) the Prepetition Credit Agreements shall be cancelled and (ii) each Holder of an Allowed Unsecured Credit Facility Claims shall become bound by the Senior Term Loan Facility Documents and/or Second Lien Term Loan Facility Documents (as applicable per the above terms).

Impaired; entitled to vote on the Plan

The Unsecured Credit Facility Claims shall be Allowed in the amount of $[        ].

General Unsecured Claims

Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such Claim payment in full in Cash on (A) the Effective Date or (B) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

Unimpaired; conclusively deemed to accept the Plan

Estimated total: $[        ] million

Intercompany Claims	All Intercompany Claims shall be reinstated, so as to render them unimpaired under the Plan. Unimpaired; conclusively deemed to accept the Plan

Intercompany Interests	All Intercompany Interests shall be reinstated, so as to render them unimpaired under the Plan. Unimpaired; conclusively deemed to accept the Plan

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Term	Description
Existing Equity Interests

On the Effective Date, because all classes senior to the class of the Existing Equity Interests are satisfied in full or assumed or reinstated by the Reorganized Company, or such classes vote to accept the Plan, the Holders of the Allowed Existing Equity Interests will be entitled to receive 100% of the equity in the Reorganized Company on a share-per-share basis.

Unimpaired; conclusively deemed to accept the Plan

OTHER GENERAL PROVISIONS

Term	Description
Releases/Indemnification and Exculpation:

To the fullest extent permitted by applicable law of the Third Circuit, the Plan shall provide for comprehensive mutual release and exculpation provisions from and for the benefit of the Company Parties, their subsidiaries, the Consenting Lenders, the Agent and each of their respective affiliates, predecessors, successors, assigns, current officers and directors, trustees, principals, equity holders, members, partners, managers, employees (and former officers, directors, agents, and/or employees to the extent such persons served in such roles on or after the Petition Date), agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees (collectively, the “Released Parties” and each, a “Released Party”), in each case in their capacity as such.

On the Effective Date, other than as expressly provided in the Plan or the Confirmation Order, (i) the rights afforded in the Plan and the treatment of all claims and equity interests therein shall be in exchange for and in complete satisfaction, discharge and release of all claims, liens, and equity interests of any nature whatsoever, including any interest accrued on such claims from and after the Petition Date, any of the Debtors’ respective assets, property or estates; (ii) subject to the fullest extent allowed by applicable law, the Plan shall bind all persons or entities that hold claims and equity interests notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (iii) all claims against and equity interests in the Debtors shall be satisfied, discharged and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely; and (iv) all entities shall be precluded from asserting against the Debtors, each of their successors and assigns, and each of their respective assets, properties and estates, any other claims or equity interests based upon any documents, instruments or any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. Without limiting the generality of the foregoing, to the fullest extent possible under

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Term	Description

applicable law, the Confirmation Order shall expressly release each of the Debtors and all of their respective affiliates, and all of their respective officers, directors, shareholders, partners, members, agents and employees from any and all claims or causes of action arising out of, or relating to, any purchase and sale agreement related to any assets previously owned by the Debtors (including, without limitation, any claims relating to alleged errors and/or omissions in the offering materials used to market and sell the assets and any claims related to alleged non-registration or other alleged non-compliance with applicable laws), without regard to whether such claims or causes of action were asserted as of the Petition Date, and notwithstanding whether the holders of such claims or causes of action voted to reject the Plan, provided, however, that any third party releases shall be subject to standard “opt-out” procedures.

Notwithstanding anything contained herein to the contrary, the foregoing release does not release (i) any obligations of any party under the Plan or any document, instrument or agreement executed to implement the Plan, (ii) any claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence or actual fraud, (iii) the rights of any current employee of the Debtors under any employment agreement or plan, (iv) the rights of the Debtors with respect to any confidentiality provisions or covenants restricting competition in favor of the Debtors under any employment agreement with a current or former employee of the Debtors, or (v) the rights of Holders of Allowed Claims or Interests to receive distributions under the Plan.

The following exculpation provision shall appear in the Plan:

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the plan supplement, or any transaction related to the In-Court Restructuring, any contract, instrument, release or other agreement or document created or entered into before or during the Chapter 11 Cases, including but not limited to the Postpetition Secured Facilities, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, gross negligence or willful misconduct, but in all respects such Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

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Term	Description
The Plan shall include customary discharge and injunction provisions.

Timing and Milestones

The Debtors shall endeavor to satisfy each of the deadlines set forth below (the “Milestones”):

•   The Company shall commence Solicitation no later than October 8, 2020;

•   The Company Parties shall commence the Chapter 11 Cases ten (10) calendar days after the commencement of Solicitation (the “Petition Date”);

•   The Debtors shall file with the Bankruptcy Court the Plan, the Disclosure Statement and a motion seeking approval of the Disclosure Statement and confirmation of the Plan on the Petition Date;

•   The interim Financing Orders shall be entered within three (3) business days following the Petition Date;

•   The final Financing Orders shall be entered within twenty-eight (28) calendar days following the Petition Date unless the Bankruptcy Court has previously entered the Confirmation Order;

•   The Bankruptcy Court shall enter the Confirmation Order no later than thirty (30) days following the Petition Date; and

•   The Effective Date of the Plan shall occur no later than thirty-five (35) days following the Petition Date.

Chapter 5 Causes of Action	All actions under chapter 5 under the Bankruptcy Code shall be released by the Debtors and shall not vest in the Reorganized Company.

Conditions to the Effective Date

The following conditions shall be satisfied or waived by the Debtors, the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders prior to the Effective Date:

i.   The Restructuring Support Agreement shall have been executed and shall continue to be in full force and effect through the Effective Date;

ii.  Each of the In-Court Definitive Documents shall be in form and substance consistent with the Restructuring Support Agreement and acceptable to the Debtors, the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders (as applicable), as set forth in the Restructuring Support Agreement;

iii.   The Confirmation Order shall have been entered in form and substance consistent with the Restructuring Support Agreement and this Term Sheet and acceptable to the Debtors, the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders (as applicable), as set forth in the Restructuring Support Agreement;

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Term	Description

iv.   There shall be no stay, injunction or appeal in effect with respect to the Confirmation Order, which such Confirmation Order shall contain approval of the releases provided for herein;

v.  Receipt of all necessary and legally required government approvals, clearances and consents, if any, under applicable non-bankruptcy law;

vi.   Receipt of all material third-party consents and approvals, if any;

vii.  All statutory fees and obligations then due and payable to the Office of the U.S. Trustee shall have been paid and satisfied;

viii.  To the extent invoiced at least one (1) business days before the Effective Date, all amounts on account of invoiced and unpaid fees and expenses of professionals retained in the Chapter 11 Cases are paid in full;

ix.   The Postpetition Secured Facilities and any related documents shall have been executed, delivered and be in full force and effect (with all conditions precedent thereto having been satisfied or waived (other than the occurrence of the Effective Date or certification by the Debtors that the Effective Date has occurred));

x.  The Equity Interest contemplated to be issued, reissued and reinstated, as the case may be, pursuant to the Plan shall have been so issued;

xi.   The Revolving Exit Facility, including all documentation related thereto, shall be in form and substance satisfactory to the Consenting Lenders required under the Restructuring Support Agreement, and shall have been consummated;

xii.  Standard and customary for a real estate secured transaction, provided, that, as of the date hereof, pre-closing third-party real property diligence is contemplated to be limited to PZR or other zoning reports, appraisals, phase I environmental assessments (with follow-on phase II assessments, if required) and surveys for the Borrowing Base Properties;

xiii.  Satisfactory resolution of or amendment to the Fashion District Facility; and

xiv.  Delivery of the Approved Annual Business Plan.

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OTHER TERMS RELATED TO THE OPERATIONS AND GOVERNANCE

Term	Description
Governance	It is contemplated that the Reorganized Company’s governance shall remain substantially unchanged after the Petition Date.

Constituent Documents	The documentation evidencing the corporate governance for each Reorganized Company, including trust agreements, indentures, charters, bylaws, limited liability company agreements, shareholder agreements, and/or other organizational documents of each Debtor shall be amended to the extended necessary to effectuate the terms of the In-Court Restructuring, consistent with the terms of the Restructuring Support Agreement, this Term Sheet and the Plan (the “Amended Organizational Documents”). The Amended Organizational Documents will become effective as of the Effective Date.

Business Operations	It is contemplated that the business operations of the Reorganized Company shall be substantially unchanged after the Effective Date.

Vesting of Assets	On the Effective Date, pursuant to section 1141(b)-(c) of the Bankruptcy Code, all operating assets of the Company will vest in the Reorganized Company free and clear of all liens, Claims, and encumbrances, except as otherwise provided by the Plan.

Assumption of Executory Contracts and Unexpired Leases	As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed assumed, unless such contract or lease previously expired or terminated pursuant to its own terms or by agreement of the parties thereto.

Employees; Employee Compensation and Benefits Programs

Unless otherwise determined by the Reorganized Company, all current employees of the Debtors will be employed by the Reorganized Company upon the Effective Date.

All employment agreements and severance policies, and all employment, compensation and benefit plans, policies, and programs of the Company applicable to any of its employees and retirees, including, without limitation, all workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, SERP plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, shall be assumed by or transferred to the Reorganized Company, as applicable, as of the Effective Date.

Tax Structure	As reasonably determined by the Company Parties, upon emergence from the Chapter 11 Cases, the Reorganized Company shall be structured as a real estate investment trust and the In-Court Restructuring shall, subject to the terms and conditions of the Restructuring Support Agreement, be structured to achieve a tax-efficient structure, in a manner reasonably acceptable to the Company Parties.

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D&O Liability Insurance Policies, Tail Policies and Indemnifications	The obligations of each of the Company Parties pursuant to its certificate of incorporation, bylaws, trust indentures or other agreements to indemnify the current officers, directors, agents, and/or employees (and former officers, directors, agents, and/or employees to the extent such persons served in such roles on or after the Petition Date) with respect to all present and future actions, suits, and proceedings against the Company Parties, or such directors, officers, agents, and/or employees, based upon any act or omission relating to the Company Parties (collectively, the “Company Indemnity Obligations”), will not be released, waived discharged or impaired by the consummation of the In-Court Restructuring and, instead, will be assumed and shall become obligations of the Reorganized Company; provided, that the Reorganized Company shall not indemnify officers, directors, members or managers, as applicable, of the Company Parties for any claims or causes of action arising out of or relating to any act or omission that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct as determined by final order of a court of competent jurisdiction.

TERMS RELATED TO THE SEC REGISTRATION

Term	Description
Exemption from SEC Registration	The issuance of all securities in connection with the Plan will be exempt from registration with the U.S. Securities and Exchange Commission (the “SEC”) under section 1145 of the Bankruptcy Code.

SEC Reporting and Stock Exchange Listing	Upon emergence from the Chapter 11 Cases, the Reissued Equity shall be listed or relisted, as the case may be, on the New York Stock Exchange (“NYSE”) or National Association of Securities Dealers Automated Quotations (“NASDAQ”), either by retaining or succeeding to the Company’s existing listing or otherwise, so long as the Company is able to satisfy the initial listing requirements, or such alternative exchange as the Company Parties reasonably determine if the Company is not able to satisfy the initial listing requirements of the NYSE or NASDAQ.

Registration Rights	To the extent applicable, shall be determined in accordance with the applicable law and regulations and new governance documents.

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ADDITIONAL DEFINITIONS

Term	Description
Administrative Expense Claim	Means any right to payment constituting a cost or expense of administration incurred during the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors other than (a) the Professional Fee Claims and (b) the DIP Claims.

Allowed	With reference to any Claim or Interest, (i) any Claim or Interest arising on or before the Effective Date (a) as to which no objection to allowance has been interposed within the time period set forth in the Plan or (b) as to which any objection has been determined by a Final Order of the Bankruptcy Court to the extent such objection is determined in favor of the respective holder, (ii) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, or (iii) any Claim or Interest expressly allowed under the Plan; provided, however, that notwithstanding the foregoing, the Reorganized Company will retain all claims and defenses with respect to Allowed Claims that are reinstated or otherwise unimpaired pursuant to the Plan.

Cash	Legal tender of the United States of America.

Causes of Action	Any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license, and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal securities laws). For the avoidance of doubt, Cause of Action also includes (i) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (ii) the right to object to Claims or Interests, (iii) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (iv) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code, and (v) any state law fraudulent transfer claim.

Derivatives	Those certain swap agreements entered into by and between a swap participant who is not a Consenting Lender, on the one hand, and the Debtors, on the other hand.

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Entity	An “entity” as defined in section 101(15) of the Bankruptcy Code.

Estate(s)	Individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

Exculpated Parties	Collectively, (i) the Debtors, (ii) the Reorganized Company, (iii) the Consenting Lenders, (iv) to the extent approved by the Bankruptcy Court, (A) the Agent under the Credit Facilities, (B) the Agent under the Secured Bridge Facility, (C) the Agent under the DIP Financing, (D) the lenders under the DIP Financing, and (v) with respect to each of the foregoing in clauses (i) through (iv), their respective predecessors, successors, assigns, subsidiaries, affiliates, current and former officers and directors, trustee, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such Person’s respective heirs, executors, estates, and nominees, in each case in their capacity as such.

Existing Equity Interests	Any Interest in PREIT held immediately prior to the Petition Date.

Fashion District Facility	That certain prepetition senior term loan facility in the aggregate principal amount of $350 million extended to PM Gallery LP as the borrower on the terms of and pursuant to the Term Loan Agreement, dated as of January 22, 2018 (as subsequently amended and modified).

Final Order	An order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification.

General Unsecured Claim	Any Claim against the Company that is not an Unsecured Credit Facility Claim, an Intercompany Claim or a Claim that is secured, subordinated or entitled to priority under the Bankruptcy Code.

Holder	Any Entity that is the legal and/or beneficial owner of a Claim as of the applicable date of determination.

Intercompany Claim	Any Claim against any of the Company’s entities held by another of the Company’s entities.

Intercompany Interest	An Interest in any of the Company’s direct or indirect subsidiaries held by another of the Company’s entities or an Interest in the Company held by an affiliate of the Company, other than the Existing Equity Interest.

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Other Priority Claim	Means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

Other Secured Claim	Means a secured Claim, other than (i) an Administrative Expense Claim, (ii) a DIP Claim, to the extent the DIP Facility is provided, (iii) a Priority Tax Claim, (iv) a Secured Bridge Facility Claim, (v) a Specified Derivatives Claim, (vi) a Derivatives Claim and (vii) a Secured Property-Level Debt Claim.

Priority Tax Claim	Means any secured or unsecured Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Reissued Equity	That certain number of shares (common and preferred) in the capital of PREIT, as the Reorganized Debtor, authorized pursuant to the Plan that shall be initially issued and outstanding or reinstated pursuant to the Plan as of the Effective Date, in accordance with the applicable law.

Secured Property- Level Debt	Certain project-level secured indebtedness of the Debtors, as memorialized in applicable loan agreements, guarantees, mortgages, deeds of trust, assignments of rents, liens or other security and related documents (including any amendments, restatements, supplements or modifications of any of the foregoing) related to or executed in connection with such secured property-level debt, as may be amended, restated, supplemented or otherwise modified from time to time, the acceleration of which or defaults related thereto may be triggered upon the bankruptcy filing of any of the Debtors. For the avoidance of doubt, the term “Secured Property-Level Debt” shall include any guaranty given by PREIT Associates, or any other Debtor, in connection with any Secured Property-Level Debt.

Specified Derivatives	Those certain swap agreements entered into by and between any of the applicable Consenting Lenders as swap participants, on the one hand, and the Debtors, on the other hand.

16

EXHIBIT C

FORM OF JOINDER AGREEMENT FOR CONSENTING LENDERS

This Joinder Agreement to the Restructuring Support Agreement, dated as of [●] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Company, the Agent and the Consenting Lenders is executed and delivered by [●] (the “Joining Party”) as of [●]. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1.    Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions thereof). The Joining Party shall hereafter be deemed to be a “Consenting Lender” and a “Party” for all purposes under the Agreement and with respect to any and all Claims held by such Joining Party.

2.    Representations and Warranties. With respect to the aggregate principal amount of Indebtedness set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Lenders set forth in Section 7 of the Agreement to each other Party to the Agreement.

3.    Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions which would require the application of the law of any other jurisdiction.

[Signature Page Follows]

Exhibit C

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

CONSENTING LENDER

By:
Name:
Title:

Principal Amount of Indebtedness: $

Principal Amount of Bridge Facility Indebtedness: $

Notice Address:

Attention:
Email:

Acknowledged:

[ ]

By:
Name:
Title:

Exhibit C